Exhibit 10.1
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of April 3, 2020 (the “Amendment Effective Date”) by and among Sleep Number Corporation, a Minnesota corporation (the “Borrower”), the lenders listed on the signature pages hereto (the “Lenders”) and U.S. Bank National Association, as Issuing Lender (in such capacity, the “Issuing Lender”), Swing Line Lender (in such capacity, the “Swing Line Lender”) and Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit and Security Agreement, dated as of February 14, 2018 (as amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), by and among the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

        WHEREAS, the Borrower has requested that the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent hereby agree as follows.
ARTICLE I
AMENDMENTS
1.1 Amendments to Credit Agreement. Effective as of the Amendment Effective Date but subject to the satisfaction of the conditions precedent set forth in Article III below, the Credit Agreement (including the Exhibits thereto and Schedule 1 thereto, but excluding all other Schedules and Exhibits, which shall remain in the original form delivered) is hereby amended as set forth in the marked terms on Exhibit A-1 attached hereto. In Exhibit A-1 hereto, deletions of text in the Credit Agreement as amended hereby are indicated by struck-through text, and insertions of text are indicated by bold, double-underlined text. Exhibit A-2 attached hereto sets forth a clean copy of the Credit Agreement as amended hereby, after giving effect to such amendments. This Amendment shall constitute a Loan Document.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants as follows:
2.1 This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2 As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the other Credit Parties set forth in Article VI of the Credit Agreement, as amended hereby, are true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date.
ARTICLE III
CONDITIONS PRECEDENT
        This Amendment shall become effective on the Amendment Effective Date, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and each of the Lenders.
3.2 The Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that, as of the Amendment Effective Date, (i) all conditions precedent set forth in this Article III have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VI of the Credit Agreement are true and correct as of the Amendment Effective Date.
3.3 The Administrative Agent shall have received certificates of the Secretary or an Assistant Secretary of each Credit Party certifying (i) that there have been no changes in the Organizational Documents of such Credit Party since the Closing Date, (ii) resolutions of the Board of Directors or other governing body of such Credit Party authorizing the execution, delivery and performance of this Amendment, (iii) the Good Standing Certificate (or analogous documentation if applicable) for such Credit Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (iv) the names and true signatures of the incumbent officers of each Credit Party authorized to sign the Amendment.
3.4 Each 2020 Term Lender that executes and delivers its signature page hereto as and when required by the Administrative Agent shall receive an amendment fee equal 0.25% multiplied by the amount of its 2020 Term Loan Commitment as of the Amendment Effective Date. Such fee shall be paid by the Borrower to the Administrative Agent, for the benefit of such Lenders, on the Amendment Effective Date.
3.5 All of the Administrative Agent’s fees due and payable under the Credit Agreement prior to the date hereof, and all fees as set forth in the Second Amendment Fee Letter due and payable prior to the date hereof, shall be fully paid, and, to the extent invoiced prior to the date hereof, all reasonable out of pocket costs and expenses of the Administrative Agent required to be reimbursed or paid by the Borrower hereunder or under the Credit Agreement shall be fully reimbursed or paid.
ARTICLE IV
RELEASE
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        In further consideration of the execution by the Administrative Agent and the Lenders of this Amendment, the Borrower, on behalf of itself and each of its affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Administrative Agent, the Issuing Lender, the Swing Line Lender, the Lenders, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Releasors, (ii) the Obligations, (iii) all collateral securing the Obligations, (iv) the Credit Agreement or any of the other Loan Documents, and (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Borrower or any affiliate thereof.  The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.
ARTICLE V
GENERAL
5.1 Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, incurred in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.
5.2 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the documents delivered together herewith, and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time and provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without their prior written consent. For purposes hereof, “Electronic Signature” means electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person or entity with the intent to sign, authenticate or accept such contract or record.
5.3 Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or
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invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
5.4 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
5.5 Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders and their respective successors and assigns.
5.6 Reference to and Effect on the Credit Agreement.
(a) Upon the effectiveness of this Amendment, on and after the date hereof,  each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.
(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.7 Headings. Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment
5.8 Affirmation. Each of the Borrower and each Guarantor of Payment ratifies and reaffirms all of its obligations, contingent or otherwise, under each Loan Document to which it is a party, and ratifies and reaffirms its grant of liens on and security interests in any of its properties pursuant to each Loan Document to which it is a party and which evidences any such lien or security interest, and confirms that such liens and security interests continue to secure the Secured Obligations as modified pursuant to the Amendment and the transactions contemplated thereby.
5.9 Addition of New Lender. By its execution hereof, the following is becoming a party to the Credit Agreement as a Lender as of the Amendment Effective Date: Associated Bank, N.A. (the “New Lender”). The New Lender shall evidence its entry into the Credit Agreement by its execution and delivery of signature pages to this Amendment. This Amendment shall not be given effect prior to receipt of the New Lender’s executed pages hereto. The New Lender agrees that it constitutes a Lender under the Credit Agreement and the other Loan Documents and shall be bound by the provisions of this Amendment, the Credit Agreement and the other Loan Documents.  The New Lender’s Revolving Credit Commitment and 2020 Term Loan Commitment appears in Schedule 1 to the Credit Agreement. The New Lender acknowledges and agrees that it has received a copy of the Credit Agreement, together with
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copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender, which analysis and decision has been made independently of and without reliance upon the Administrative Agent or any other Lender.  The New Lender confirms it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Credit Agreement (prior to giving effect to the Amendment) as are necessary in order that each such Lender’s credit exposure and outstanding Loans reflects such Lender’s ratable share of the outstanding aggregate credit exposure on the Amendment Effective Date. Notwithstanding anything to the contrary in Section 3.3 of the Credit Agreement or otherwise in the Credit Agreement, each Lender agrees to waive, and will not request, reimbursement or indemnification to which it may otherwise be entitled, for any losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loan and such reallocation described above. The Borrower agrees with and consents to the foregoing.
(signature pages follow)

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

SLEEP NUMBER CORPORATION, as the Borrower

By: /s/ David Callen
Name: David R. Callen
Title: SVP and Chief Financial Officer

SELECT COMFORT RETAIL CORPORATION, as a Guarantor of Payment

By: /s/ David Callen
Name: David R. Callen
Title: SVP and Chief Financial Officer

SELECT COMFORT CANADA HOLDING INC., as a Guarantor of Payment

By: /s/ David Callen
Name: David R. Callen
Title: SVP and Chief Financial Officer

SELECT COMFORT SC CORPORATION, as a Guarantor of Payment

By: /s/ David Callen
Name: David R. Callen
Title: SVP and Chief Financial Officer

Signature Page to
Sleep Number Corporation
Second Amendment to Amended and Restated Credit and Security Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as Issuing Lender, Swing Line Lender and Administrative Agent

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	SVP

KEYBANK NATIONAL ASSOCIATION, as a Lender By: _________________________ Name:Title:

By: /s/ Marianne T Meil
Name: Marianne T. Meil
Title: Sr. Vice President

Signature Page to
Sleep Number
Second Amendment to Amended and Restated Credit and Security Agreement

BANK OF AMERICA, N.A., as a Lender

By: /s/ Chad Kardash
Name: Chad Kardash
Title: Vice President

Signature Page to
Sleep Number
Second Amendment to Amended and Restated Credit and Security Agreement

CITIBANK N.A., as a Lender

By: /s/ Nicole Nieves
Name: Nicole Nieves
Title: Authorized Signatory

Signature Page to
Sleep Number
Second Amendment to Amended and Restated Credit and Security Agreement

PNC BANK, NATIONAL ASSOCIATION N.A., as a Lender

By: /s/ Jay A. Isaman
Name: Jay A. Isaman
Title: Senior Vice President

Signature Page to
Sleep Number
Second Amendment to Amended and Restated Credit and Security Agreement

ASSOCIATED BANK, N.A., as a Lender

By: /s/ Stephen O'Hara
Name: Stephen O'Hara
Title: Senior Vice President

Signature Page to
Sleep Number
Second Amendment to Amended and Restated Credit and Security Agreement

BMO HARRIS BANK N.A., as a Lender By: _________________________ Name:Title:

By: /s/ Wesley M. Anderson
Name: Wesley M. Anderson
Title: Managing Director

Signature Page to
Sleep Number
Second Amendment to Amended and Restated Credit and Security Agreement

EXHIBIT A-1

Credit and Security Agreement, as amended

Attached

EXHIBIT A-1 AND A-2 TO ~~FIRST~~SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT Deal CUSIP Number: 83125PAA8 Revolving Loan CUSIP Number: 83125PAB6 2020 Term Loan CUSIP Number: 3125PAC4

AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
among
SLEEP NUMBER CORPORATION
as Borrower
THE LENDERS NAMED HEREIN
as Lenders
U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender and Issuing Lender
BANK OF AMERICA, N.A.
and
BMO HARRIS BANK N.A.
as Co-Syndication Agents
CITIBANK, N.A.
as Documentation Agent
U.S. BANK NATIONAL ASSOCIATION,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BMO CAPITAL MARKETS CORP.
and
CITIBANK, N.A.
as Joint Lead Arrangers
and
U.S. BANK NATIONAL ASSOCIATION,
as Sole Book Runner~~*~~1
1 Arranger and agency titles effective as of the First Amendment Effective Date
_____________________
dated as of

February 14, 2018
~~_____________________~~

TABLE OF CONTENTS
Page
Article I DEFINITIONS 1
Section 1.1. Definitions 1
Section 1.2. Accounting Terms 3~~0~~2
Section 1.3. Terms Generally 3~~1~~3
Section 1.4. Foreign Exchange 3~~1~~3
Article II AMOUNT AND TERMS OF CREDIT 3~~1~~3
Section 2.1. Amount and Nature of Credit 3~~1~~3
Section 2.2. Revolving Credit Commitment 3~~2~~4
Section 2.3. Interest 3~~7~~9
Section 2.4. Noteless Agreement; Evidence of Indebtedness ~~38~~40
Section 2.5. Notice of Loans and Credit Events; Funding of Loans ~~39~~41
Section 2.6. Payment on Loans and Other Obligations 4~~2~~4
Section 2.7. Prepayment 4~~3~~6
Section 2.8. Commitment and Other Fees 4~~4~~6
Section 2.9. Modifications to Commitment 4~~4~~7
Section 2.10. Computation of Interest and Fees 4~~6~~8
Section 2.11. Mandatory Payments 4~~6~~9
Section 2.12. Swap Obligations Make Well Provision 4~~7~~9
Section 2.13. Market Disruption 4~~7~~9
Section 2.14. Judgment Currency ~~47~~50
Section 2.15. Foreign Subsidiary Borrowers ~~48~~50
Article III ADDITIONAL PROVISIONS RELATING TO EUROCURRENCY LOANS; INCREASED CAPITAL; TAXES ~~49~~51
Section 3.1. Requirements of Law ~~49~~51
Section 3.2. Taxes 5~~0~~3
Section 3.3. Funding Losses 5~~2~~5
Section 3.4. Change of Lending Office 5~~3~~6
Section 3.5. Eurocurrency Rate Lending Unlawful; Inability to Determine Rate 5~~3~~6
Section 3.6. Replacement of Lenders 5~~4~~7
Section 3.7. Discretion of Lenders as to Manner of Funding 5~~5~~7
Article IV CONDITIONS PRECEDENT 5~~5~~8
Section 4.1. Conditions to Each Credit Event 5~~5~~8
Section 4.2. Conditions to the First Credit Event 5~~6~~8
Section 4.3. Post Closing Conditions ~~58~~60

TABLE OF CONTENTS(Continued)
Page
Article V COVENANTS ~~58~~61
Section 5.1. Insurance ~~59~~61
Section 5.2. Money Obligations ~~59~~62
Section 5.3. Financial Statements and Information 6~~0~~2
Section 5.4. Financial Records 6~~1~~3
Section 5.5. Franchises; Change in Business 6~~1~~4
Section 5.6. ERISA Pension and Benefit Plan Compliance 6~~1~~4
Section 5.7. Financial Covenants 6~~2~~4
Section 5.8. Borrowing 6~~2~~5
Section 5.9. Liens 6~~3~~5
Section 5.10. Regulations T, U and X 6~~4~~6
Section 5.11. Investments, Loans and Guaranties 6~~4~~7
Section 5.12. Merger and Sale of Assets 6~~5~~8
Section 5.13. Acquisitions 6~~6~~9
Section 5.14. Notice ~~6~~70
Section 5.15. Restricted Payments ~~6~~70
Section 5.16. Environmental Compliance ~~6~~70
Section 5.17. Affiliate Transactions ~~68~~71
Section 5.18. Use of Proceeds ~~68~~71
Section 5.19. Corporate Names and Locations of Collateral ~~68~~71
Section 5.20. Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest ~~69~~72
Section 5.21. Collateral 7~~0~~3
Section 5.22. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral 7~~3~~5
Section 5.23. Restrictive Agreements 7~~3~~6
Section 5.24. Other Covenants and Provisions 7~~4~~6
Section 5.25. Guaranty Under Material Indebtedness Agreement 7~~4~~7
Section 5.26. Amendment of Organizational Documents 7~~4~~7
Section 5.27. Fiscal Year of Borrower 7~~4~~7
Section 5.28. Further Assurances 7~~4~~7
Section 5.29. Contributions to the Sleep Number Executive Investment Plan Trust 7~~4~~7
Section 5.30. Compliance with Laws 7~~5~~7
Article VI REPRESENTATIONS AND WARRANTIES 7~~5~~7
Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification 7~~5~~7
Section 6.2. Corporate Authority 7~~5~~8
Section 6.3. Compliance with Laws and Contracts 7~~5~~8
Section 6.4. Litigation and Administrative Proceedings 7~~6~~8
Section 6.5. Title to Assets 7~~6~~9
Section 6.6. Liens and Security Interests 7~~6~~9
Section 6.7. Tax Returns ~~77~~80

TABLE OF CONTENTS(Continued)
Page
Section 6.8. Environmental Laws ~~77~~80
Section 6.9. Locations ~~77~~80
Section 6.10. Continued Business ~~7~~80
Section 6.11. Employee Benefits Plans ~~7~~80
Section 6.12. Consents or Approvals ~~79~~81
Section 6.13. Solvency ~~79~~81
Section 6.14. Financial Statements ~~79~~82
Section 6.15. Regulations ~~79~~82
Section 6.16. Material Agreements ~~79~~82
Section 6.17. Intellectual Property 8~~0~~2
Section 6.18. Insurance 8~~0~~2
Section 6.19. Deposit Accounts and Securities Accounts 8~~0~~3
Section 6.20. Accurate and Complete Statements 8~~0~~3
Section 6.21. Investment Company; Other Restrictions 8~~0~~3
Section 6.22. Defaults 8~~0~~3
Section 6.23. Anti-Corruption Laws; Sanctions 8~~0~~3
Section 6.24. Anti-Money Laundering Compliance 8~~1~~3
Section 6.25. EEA Financial Institution 8~~1~~3
Article VII SECURITY 8~~1~~4
Section 7.1. Security Interest in Collateral 8~~1~~4
Section 7.2. Collections and Receipt of Proceeds by Borrower 8~~1~~4
Section 7.3. Collections and Receipt of Proceeds by Administrative Agent 8~~2~~5
Section 7.4. Administrative Agent’s Authority Under Pledged Notes 8~~3~~6
Section 7.5. Commercial Tort Claims 8~~4~~7
Section 7.6. Use of Inventory and Equipment 8~~4~~7
Article VIII EVENTS OF DEFAULT 8~~4~~7
Section 8.1. Payments 8~~4~~7
Section 8.2. Special Covenants 8~~5~~7
Section 8.3. Other Covenants 8~~5~~7
Section 8.4. Representations and Warranties 8~~5~~8
Section 8.5. Cross Default 8~~5~~8
Section 8.6. ERISA Default 8~~5~~8
Section 8.7. Change in Control 8~~5~~8
Section 8.8. Judgments 8~~5~~8
Section 8.9. Security 8~~5~~8
Section 8.10. Validity of Loan Documents 8~~6~~8
Section 8.11. Solvency 8~~6~~9
Article IX REMEDIES UPON DEFAULT 8~~6~~9
Section 9.1. Optional Defaults 8~~6~~9

TABLE OF CONTENTS(Continued)
Page
Section 9.2. Automatic Defaults ~~87~~90
Section 9.3. Letters of Credit ~~87~~90
Section 9.4. Offsets ~~87~~90
Section 9.5. Equalization Provisions ~~88~~91
Section 9.6. Collateral ~~88~~91
Section 9.7. Other Remedies ~~8~~92
Section 9.8. Application of Proceeds ~~8~~92
Article X THE ADMINISTRATIVE AGENT 9~~1~~4
Section 10.1. Appointment and Authorization 9~~1~~4
Section 10.2. ERISA Matters 9~~1~~4
Section 10.3. Consultation With Counsel 9~~2~~5
Section 10.4. Documents 9~~2~~5
Section 10.5. Administrative Agent and Affiliates 9~~2~~5
Section 10.6. Knowledge or Notice of Default 9~~2~~5
Section 10.7. Action by Administrative Agent 9~~2~~5
Section 10.8. Release of Collateral or Guarantor of Payment 9~~3~~6
Section 10.9. Delegation of Duties 9~~3~~6
Section 10.10. Indemnification of Administrative Agent 9~~3~~6
Section 10.11. Successor Administrative Agent 9~~4~~7
Section 10.12. Issuing Lender 9~~4~~7
Section 10.13. Swing Line Lender 9~~4~~7
Section 10.14. Administrative Agent May File Proofs of Claim 9~~4~~7
Section 10.15. No Reliance on Administrative Agent’s Customer Identification Program 9~~5~~8
Section 10.16. Other Agents 9~~5~~8
Article XI MISCELLANEOUS 9~~6~~8
Section 11.1. Lenders’ Independent Investigation 9~~6~~8
Section 11.2. No Waiver; Cumulative Remedies 9~~6~~9
Section 11.3. Amendments, Waivers and Consents 9~~6~~9
Section 11.4. Notices ~~98~~100
Section 11.5. Costs, Expenses and Documentary Taxes ~~98~~101
Section 11.6. Indemnification ~~99~~102
Section 11.7. Obligations Several; No Advisory or Fiduciary Obligations ~~99~~102
Section 11.8. Execution in Counterparts; Electronic Execution of Assignments; Electronic Records 10~~0~~3
Section 11.9. Binding Effect; Borrower’s Assignment 10~~1~~3
Section 11.10. Lender Assignments 10~~1~~4
Section 11.11. Sale of Participations 10~~3~~5
Section 11.12. Replacement of Affected Lenders 10~~3~~6
Section 11.13. Patriot Act Notice 10~~4~~7
Section 11.14. Severability of Provisions; Captions; Attachments 10~~4~~7

TABLE OF CONTENTS(Continued)
Page
Section 11.15. Investment Purpose 10~~4~~7
Section 11.16. Entire Agreement 10~~4~~7
Section 11.17. Limitations on Liability of the Issuing Lender 10~~4~~7
Section 11.18. General Limitation of Liability 10~~5~~8
Section 11.19. No Duty 10~~5~~8
Section 11.20. Legal Representation of Parties 10~~5~~8
Section 11.21. Governing Law; Submission to Jurisdiction 10~~6~~9
Section 11.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions 10~~6~~9
Section 11.23. Amendment and Restatement; Agency Transfer; New Lenders 110~~7~~

Exhibit A-1 Form of Revolving Credit Note
Exhibit A-2 Form of 2020 Term Loan Note
Exhibit B Form of Swing Line Note
Exhibit C Form of Notice of Loan
Exhibit D Form of Compliance Certificate
Exhibit E Form of Assignment and Acceptance Agreement
Schedule 1 Commitments of Lenders
Schedule 2 Guarantors of Payment
Schedule 2.2(b) Existing Letters of Credit
Schedule 3 Pledged Securities
Schedule 5.3 Quarterly Reporting Periods
Schedule 5.8 Indebtedness
Schedule 5.9 Liens
Schedule 6.1 Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.5 Real Estate Owned by the Companies
Schedule 6.9 Locations
Schedule 6.11 Employee Benefits Plans
Schedule 6.16 Material Agreements
Schedule 6.17 Intellectual Property
Schedule 6.18 Insurance
Schedule 7.4 Pledged Notes

This AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 14th day of February, 2018 among:
(a) SLEEP NUMBER CORPORATION, a Minnesota corporation (the “Borrower”);
(b) the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(b) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and
(c) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under this Agreement (the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;
NOW, THEREFORE, it is mutually agreed as follows:
Article IDEFINITIONS
Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“2020 Term Loan” means a loan made to the Borrower by the Lenders in accordance with Section 2.1(d) hereof.
“2020 Term Loan Commitment” means the obligation hereunder, on the Second Amendment Effective Date, of the Lenders with commitments to extend 2020 Term Loans as set forth in Schedule 1 hereto to make such 2020 Term Loans up to an aggregate principal amount outstanding equal to the Maximum 2020 Term Loan Amount.
“2020 Term Loan Exposure” means, at any time, the aggregate principal amount of all 2020 Term Loans outstanding.
“2020 Term Loan Lender” means a Lender with a 2020 Term Loan Commitment or, once funded, 2020 Term Loans.
“2020 Term Loan Maturity Date” means April 2, 2021.

“2020 Term Loan Note” means a 2020 Term Loan Note, in the form of the attached Exhibit A-2, executed and delivered pursuant to Section 2.4(d) hereof.
“Account” means an account, as that term is defined in the U.C.C.
“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business unit or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person, including pursuant to any merger or consolidation with, or as a Division Successor pursuant to the Division of, any Person that was not a Domestic Subsidiary prior to such merger or consolidation or Division.
“Additional Commitment” means that term as defined in Section 2.9(b)(i) hereof.
“Additional Lender” means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.9(b) hereof.
“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance satisfactory to the Administrative Agent, wherein an Additional Lender shall become a Lender.
“Additional Lender Assumption Effective Date” means that term as defined in Section 2.9(b)(ii) hereof.
“Administrative Agent” means that term as defined in the first paragraph of this Agreement.
“Administrative Agent Fee Letter” means that certain Amended and Restated Administrative Agent Fee Letter, dated as of February 11, 2019, between the Borrower and the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.
“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage plus the aggregate outstanding principal amount of its 2020 Term Loans) of the Obligations then outstanding.
“Affected Lender” means a Defaulting Lender or a Downgraded Lender.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.
“Agreed Currencies” means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Canadian Dollars, euro, and Pounds Sterling, and (iii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders with Revolving Credit Commitments.
“Agreement” means that term as defined in the first paragraph of this agreement.
“Anti Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Companies from time to time concerning or relating to bribery or corruption.
“Applicable Commitment Fee Rate” means:
(a) for the period from the Closing Date through March 31, 2018, twenty (20.00) basis points; and
(b) commencing with the delivery of the Consolidated financial statements of the Borrower for the Quarterly Reporting Period ending December 30, 2017, the number of basis points set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Net Leverage Ratio	ApplicableCommitment Fee Rate
Greater than or equal to 3.50 to 1.00	40.00 basis points
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	35.00 basis points
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	30.00 basis points
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	25.00 basis points
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	20.00 basis points
Less than 1.50 to 1.00	15.00 basis points

The first date on which the Applicable Commitment Fee Rate is subject to change is April 1, 2018. After April 1, 2018, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate. The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to

Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall, at the election of the Administrative Agent (which may be retroactively effective to the first day of the calendar month following the date upon which the Administrative Agent should have received the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or pursuant to Section 5.3(c) hereof, the Compliance Certificate), be the highest rate per annum indicated in the above pricing grid regardless of the Net Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (if this Agreement or the Commitment in respect of Revolving Loans is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall promptly pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period. As of the Second Amendment Effective Date, each of the Net Leverage Ratio and Total Leverage Ratio is greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00.
“Applicable Margin” means:
(a) for the period from the Closing Date through March 31, 2018, one hundred thirty-seven and one-half (137.5) basis points for Eurocurrency Loans and thirty-seven and one-half (37.5) basis points for Base Rate Loans; and
(b) commencing with the delivery of the Consolidated financial statements of the Borrower for the Quarterly Reporting Period ending December 30, 2017, the number of basis points (depending upon whether Loans are Eurocurrency Loans or Base Rate Loans, and depending on whether they are Revolving Loans or 2020 Term Loans) set forth in the following matrix, based upon the result of the computation of the Net Leverage Ratio or Total Leverage Ratio, as applicable, as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:
Revolving Loans

Net Leverage Ratio	Applicable Basis Points for Eurocurrency Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 3.50 to 1.00	225.00	125.00
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	200.00	100.00
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	175.00	75.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	150.00	50.00
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	137.50	37.50
Less than 1.50 to 1.00	125.00	25.00

2020 Term Loans

Total Leverage Ratio	Applicable Basis Points for Eurocurrency Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 3.50 to 1.00	275.00	175.00
Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	250.00	150.00
Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	225.00	125.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	200.00	100.00
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	187.50	87.50
Less than 1.50 to 1.00	175.00	75.00

The first date on which the Applicable Margin is subject to change is April 1, 2018. After April 1, 2018, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate. The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall, at the election of the Administrative Agent (which may be retroactively effective to the first day of the calendar month following the date upon which the Administrative Agent should have received the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or pursuant to Section 5.3(c) hereof, the Compliance Certificate), be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Net Leverage Ratio or Total Leverage Ratio, as applicable, at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance

Certificate is shown to be inaccurate (if this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall promptly pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period. As of the Second Amendment Effective Date, each of the Net Leverage Ratio and Total Leverage Ratio is greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00.
“Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender, or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars means the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to an amount not greater than the nearest .01 (1/100) of the standard unit of such currency, as determined by the Administrative Agent from time to time.
“Assignment Agreement” means an Assignment and Acceptance Agreement in the form of the attached Exhibit E.
“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.
“Bailee’s Waiver” means a bailee’s waiver, in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.
“Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) ~~zero percent (0.0~~1.75%~~)~~, (b) the Prime Rate, (c) one half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (d) one percent (1.00%) in excess of the Eurocurrency Rate for a Dollar-denominated Loan for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.
“Base Rate Loan” means, as the context may require, a Revolving Loan described in Section 2.2(a) hereof or a 2020 Term Loan described in Section 2.1(d) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” means that term as defined in the first paragraph of this Agreement.
“Borrower Investment Policy” means the Investment Policy of the Borrower in effect as of the Closing Date, together with such modifications as approved from time to time by the board of directors of the Borrower.
“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York and London, England for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in the applicable Agreed Currency are carried on in the London interbank market or the principal financial center of such Agreed Currency and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
“Canadian Dollar” means the lawful currency of Canada.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.
“Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by the Borrower with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations (other than unasserted contingent indemnity obligations) are paid in full.
“Cash Equivalents” means (a) cash equivalents as determined in accordance with GAAP, and (b) other investments permitted under the Borrower Investment Policy that have a maturity of no more than two years, so long as the weighted average maturity of all such investments permitted under the Borrower Investment Policy does not exceed nine months.
“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Credit Party presently has or may hereafter have any claim or interest, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.
“CDOR Rate” means, with respect to the relevant Interest Period, the greater of (a) ~~zero percent (~~0.~~0~~75%~~)~~ and (b) the per annum rate equal to the arithmetic average of the annual yield rates applicable to Canadian dollar bankers’ acceptances for such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period) on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Services (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) two (2) Business Days prior to the commencement of such Interest Period plus the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans; provided, that if such Canadian dollar CDOR rate is unavailable at any time pursuant to the foregoing methodology, the Administrative Agent may select, using its reasonable judgment, an alternative published interest rate in order to determine such rate.

“Change in Control” means:
(a) the acquisition of, directly or indirectly, beneficially (within the meaning of Rules 13d 3 and 13d 5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of shares representing more than thirty percent (30%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower;
(b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors of the Borrower on the date on this Agreement nor (ii) nominated or appointed by the board of directors of the Borrower; or
(c) if the Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of each of its Subsidiaries.
“Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.
“Collateral” means (a) all of the Borrower’s now existing and hereafter acquired or arising (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter of credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory, and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any, and (iv) Cash Security; and (b) Proceeds and products of, additions and accessions to, and substitutions for, any of the foregoing; provided that Collateral shall not include Excluded Collateral.
“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C.
“Commitment” means (x) the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the ~~Total Commitment Amount~~Maximum Revolving Amount, or (y) with respect to the 2020 Term Loans, a 2020 Term Loan Lender’s obligation to extend 2020 Term Loans on the Second Amendment Effective Date.
“Commitment Increase Period” means the period from the Closing Date to the date that is six months prior to the last day of the Commitment Period.
“Commitment Percentage” means, for each Lender, such Lender’s percentage of the Commitment in respect of Revolving Loans, Swing Loans and Letters of Credit as set forth opposite such Lender’s name under the column headed “Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any reallocations pursuant to Section 2.5(f) hereof and assignments pursuant to Section 11.10 hereof).
“Commitment Period” means the period from the Closing Date to February 11, 2024, or such earlier date on which the Commitment in respect of Revolving Loans, Swing Loans and Letters of Credit shall have been terminated pursuant to Article IX hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder.
“Companies” means the Borrower and all Subsidiaries.
“Company” means the Borrower or a Subsidiary.
“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit D.
“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.
“Consignee’s Waiver” means a consignee’s waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.
“Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.
“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.
“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) reasonable non recurring non cash losses not incurred in the ordinary course of business, (v) non cash expenses incurred in connection with stock based compensation, (vi) non cash impairment expenses relating to store closures or remodeling during such period, and (vii) amortization of fees payable in connection with the incurrence of Indebtedness during such period; minus (b) to the extent included in Consolidated Net Earnings for such period, non recurring non cash gains not incurred in the ordinary course of business.
“Consolidated EBITDAR” means, for any period, as determined on a Consolidated basis, (a) Consolidated EBITDA, plus (b) Consolidated Rent Expense.
“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, short term, long term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.
“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.
“Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.
“Consolidated Net Earnings” means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.
“Consolidated Rent Expense” means, for any period, the total rent expense with respect to real and personal property of the Borrower for such period, as determined on a Consolidated basis and as reported in its financial statements.
“Consolidated Total Assets” means, for any Fiscal Year, total assets of the Companies, calculated in accordance with GAAP on a Consolidated basis as of the last day of such Fiscal Year.
“Control Agreement” means a Deposit Account Control Agreement or Securities Account Control Agreement.
“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).
“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurocurrency Loan, the continuation by the Lenders of a Eurocurrency Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Issuing Lender of a Letter of Credit.
“Credit Party” means the Borrower, and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Customary Setoffs” means, as to any Securities Intermediary or depository institution, as applicable, with respect to any Securities Account or Deposit Account, as applicable, maintained with such Person, setoffs and chargebacks by such Person against such Securities Account or Deposit Account, as applicable, that directly relate to the maintenance and administration thereof, including, without limitation, for the following purposes: (a) administrative and maintenance fees and expenses; (b) items deposited in or credited to the account and returned unpaid or otherwise uncollected or subject to an adjustment entry; (c) adjustments or corrections of posting or encoding errors; (d) any ACH credit or similar entries that are subsequently returned thereafter; (e) items subject to a claim against the depository bank/securities intermediary for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the U.C.C.); and (f) chargebacks in connection with merchant card transactions.
“Daily Eurodollar Rate” means, with respect to a Swing Loan accruing interest at such rate, a rate per annum equal to the quotient obtained by dividing (x) the greater of (1) ~~zero percent (~~0.~~0~~75%~~)~~ and (2) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for one month appearing on Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on a Business Day, by (y) 1.00 minus the Reserve Percentage (expressed as a decimal); provided, that, if Reuters Screen LIBOR01 (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Daily Eurodollar Rate for one month shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for one month as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on a Business Day; provided, further, that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is available to the Administrative Agent, the applicable Daily Eurodollar Rate for one month shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) on a Business Day in the approximate amount of the Swing Line Lender’s relevant Swing Loan and having a maturity equal to one month. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Daily Eurodollar Rate, such interest rate shall change as and when the Daily Eurodollar Rate shall change. Notwithstanding the foregoing, in the event the Administrative determines (which determination shall be conclusive absent manifest error) that (i) the interest rate applicable to advances hereunder is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining such advances and such circumstances are unlikely to be temporary, (ii) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (iii) the supervisor for the administrator of such interest settlement rate or a Governmental Authority having jurisdiction over the Administrative Agent or the Swing Line Lender has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Administrative Agent shall determine an alternate rate of interest to the one-month Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for comparable bank-originated commercial loans in the United States at such time, and, if necessary, the Administrative Agent, the Swing Line Lender and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Such alternate rate shall be adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Until an alternate rate of interest shall be determined in accordance herewith, interest on each Swing Line Loan shall accrue at the Base Rate. If the alternate rate of interest determined pursuant hereto shall be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for purposes hereof.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.
“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.
“Defaulting Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit or Swing Loans required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Administrative Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit or Swing Loans, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; (d) has failed to pay to the Administrative Agent or any other Lender when due an amount owed by such Lender to the Administrative Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor

Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action. Any Defaulting Lender shall cease to be a Defaulting Lender when the Administrative Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.
“Deferred Payments” means payments owing for obligations incurred in the ordinary course of business by any of the Companies to third-parties for property sold (other than the sale of real property) or services provided or rendered by such third-parties, including, without limitation, rent to landlords for leased properties, payments owing to professionals (such as accounting firms) and other similar payments; provided, that the applicable Company and the applicable third-party have contractually agreed to defer payment of such amount as a result of the general impact of COVID-19 virus, and the applicable Company in good faith expects to pay such deferred amount to such third-party at a later date acceptable to such third-party.
“Deposit Account” means a deposit account, as that term is defined in the U.C.C.
“Deposit Account Control Agreement” means each Deposit Account Control Agreement among a Credit Party, the Administrative Agent and a depository institution, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.
“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.
“Derived Eurocurrency Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurocurrency Loans plus the Eurocurrency Rate.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of equity interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dodd Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111 203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.
“Dollar” or the $ sign means lawful currency of the United States.
“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Agreed Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.5(g) using the Exchange Rate with respect to such Agreed Currency at the time in effect.
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“Dormant Subsidiary” means a Company that (a) is not a Credit Party or the direct or indirect equity holder of a Credit Party, (b) has aggregate assets of less than Fifty Thousand Dollars ($50,000) (or the foreign currency equivalent of such amount), and (c) has no direct or indirect Subsidiaries with aggregate assets, for such Company and all such Subsidiaries, of more than Fifty Thousand Dollars ($50,000) (or the foreign currency equivalent of such amount).
“Downgraded Lender” means a Lender that has a non credit enhanced senior unsecured debt rating below investment grade from either Moody’s or Standard & Poor’s, or any other nationally recognized statistical rating organization recognized as such by the SEC, and that has been designated by the Administrative Agent, in its reasonable discretion, as a Downgraded Lender. Any Downgraded Lender shall cease to be a Downgraded Lender when the Administrative Agent determines, in its reasonable discretion, that such Downgraded Lender is no longer a Downgraded Lender based upon the characteristics set forth in this definition.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subpart (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparts (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Currency” means any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated; provided, that Canadian Dollars shall constitute an Eligible Currency even if not customarily offered on the London interbank market so long as the CDOR Rate may be determined for Canadian Dollar Loans pursuant to the definition of CDOR Rate, and Canadian Dollars otherwise satisfy the requirements of this definition of Eligible Currency. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that different types of such currency are introduced, such country’s currency is, (i) in the determination of the Administrative Agent, no longer readily available or freely traded, (ii) as to which, in the determination of the Administrative Agent, a Dollar Amount is not readily calculable, or (iii) no longer a currency in which the Required Lenders are willing to make Loans (each of (i), (ii) and (iii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans made in the currency to which the Disqualifying Event applies in Dollars or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.
“Eligible Transferee” means (a) any Lender (other than an Affected Lender), any affiliate of a Lender and any Approved Fund, and (b) any commercial bank, insurance company, investment or mutual fund or other Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) that extends credit or buys loans of the type made hereunder as part of its principal business; provided that no Company, no Affiliate of a Company, nor any Person acting at the direction of, or in concert with, any such Person, shall be an Eligible Transferee.
“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders in council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.
“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.
“Equipment” means equipment, as that term is defined in the U.C.C.
“Equivalent Amount” of any currency at any date means the equivalent in Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (Central time) on the date on which such amount is to be determined, rounded up to an amount not greater than the nearest .01 (1/100) of the standard unit of such currency, as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.
“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that would reasonably be expected to result in the imposition of a material excise tax under Chapter 43 of the Code or any other material liability under ERISA on a Company or of the imposition of a Lien on the assets of a Company pursuant to Section 430(k) of the Code or Section 4068 of ERISA; (b) the engagement by a Company in a nonexempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA with respect to an ERISA Plan that, in each case could reasonably be expected to result in material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Pension Plan is subject to funding based limitations pursuant to Code Section 401(a)(29) or 436; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively) that could reasonably be expected to result in material liability to a Company; (f) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k) that, in each case, could reasonably be expected to result in material liability to a Company; (g) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan that would reasonably be expected to result in material liability to a Company; (h) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan that would reasonably be expected to result in material liability to a Company; (i) the commencement, existence or, to the knowledge of a Company, threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits that would reasonably be expected to result in material liability to a Company; or (j) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B or other applicable law that would reasonably be expected to result in material liability to a Company. As used in this definition of “ERISA Event”, “material” means the measure of a matter of significance that shall be determined as being an amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000).

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency” means an Agreed Currency denominated deposit in a bank or branch outside of the United States.
“Eurocurrency Loan” means, as the context may require, (x) a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in an Agreed Currency and on which the Borrower shall pay interest at the Derived Eurocurrency Rate or (y) a 2020 Term Loan described in Section 2.1(d) hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Eurocurrency Rate.
“Eurocurrency Rate” means (i) for a Eurocurrency Loan denominated in Canadian Dollars, the CDOR Rate, and (ii) with respect to a Eurocurrency Loan in an Agreed Currency other than Canadian Dollars, for any Interest Period, a rate per annum equal to the quotient obtained by dividing (x) the greater of (1) ~~zero percent (~~0.~~0~~75%~~)~~ and (2) the applicable interest settlement rate for deposits in the applicable Agreed Currency administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, by (y) 1.00 minus the Reserve Percentage (expressed as a decimal); provided, that, if the applicable Reuters Screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in the applicable Agreed Currency administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided, further, that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is available to the Administrative Agent, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in the applicable Agreed Currency with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“euro” and/or “EUR” means the single currency of the participating member states of the EU.
“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Collateral” means (a) any intent to use trademark application filed with the United States Patent and Trademark Office in Washington D.C. pursuant to 15 U.S.C. § 1051(b) to the extent such application would be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist, (b) any item of equipment or general intangibles to the extent that such item is subject to a written agreement or a law or regulation which prohibits, or requires a consent of any Person other than the Borrower or any Affiliate of the Borrower (which consent has not been obtained or waived) to, the security interest granted by this Agreement and such prohibition or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law, including, without limitation, Sections 9 406, 9 407, 9 408 or 9 409 of the UCC, (c) any deposit or other account used with respect to the funds or property held in the Sleep Number Executive Investment Plan Trust, and (d) any Deposit Account that is a trust or “special account” on the records of the financial institution where such Deposit Account is located that is exclusively comprised of funds for payroll (and related payroll taxes).
“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties), at the time such guarantee or grant of security interest of such Credit Party becomes, or would become, effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is, or becomes, illegal.
“Excluded Taxes” means, in the case of the Administrative Agent and each Lender, (a) taxes imposed on or measured by its overall net income or revenue or branch profits, franchise taxes and branch profit taxes, in each case (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office is located, or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, and (b) any withholding tax imposed with respect to the Administrative Agent or such Lender, as the case may be, pursuant to FATCA.
“Existing Credit Agreement” means the Credit and Security Agreement, dated as of September 9, 2015, by and among the Borrower, the lenders party thereto, and KeyBank National Association, as amended or modified prior to the date hereof.
“Existing Letters of Credit” has the meaning set forth in Section 2.2(b)(i).
“FATCA” means Section 1471 through 1474 of the Code as in effect on the Closing Date (or any amended or successor version that is substantively comparable to and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer, chief accounting officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.
“First Amendment Effective Date” means February 11, 2019.

“Fiscal Year” means each fiscal year of the Borrower ending on the date corresponding with such fiscal year as set forth on Schedule 5.3.
“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Borrower” has the meaning set forth in Section 2.13.
“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.
“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.
“Governmental Authority” means any nation or government, any state, province or territory or local or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self regulatory organization exercising such functions, and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.
“Guarantor of Payment” means each of the Companies designated a “Guarantor of Payment” on Schedule 2 hereto, and any other Person that shall execute and deliver a Guaranty of Payment (or Guaranty of Payment Joinder) to the Administrative Agent subsequent to the Closing Date.
“Guaranty of Payment” means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.
“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate, commodity or foreign exchange management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.
“Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and Deferred Payments), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any currency swap agreement, interest rate or commodity swap, cap, collar or floor agreement or other interest rate, commodity or foreign exchange management device or any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) above (for purposes of this subpart (l), the amount of any guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligations, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith).

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement, executed and delivered on or after the Closing Date by the Borrower or a Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, granting a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.
“Interest Adjustment Date” means the last day of each Interest Period.
“Interest Coverage Ratio” means, as determined for the most recently completed four Quarterly Reporting Periods of the Borrower, on a Consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Period” means, with respect to a Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is made and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurocurrency Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof. The duration of each Interest Period for a Eurocurrency Loan shall be one month, two months, three months or six months, in each case as the Borrower may select upon notice, as set forth in Section 2.5 hereof; provided that, if the Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Eurocurrency Loan, the Borrower shall be deemed to have converted such Eurocurrency Loan to a Base Rate Loan at the end of the then current Interest Period.
“Inventory” means inventory, as that term is defined in the U.C.C.
“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.
“Issuing Lender” means, as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent either shall be unable to issue or the Administrative Agent shall agree that another Lender may issue, a Letter of Credit, such other Lender as shall be acceptable to the Administrative Agent and shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Lenders. KeyBank National Association shall be the “Issuing Lender” with respect to the Existing Letters of Credit.
“Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.
“Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Issuing Lender and the Swing Line Lender.
“Lender Revolving Credit Exposure” means, with respect to any Lender, the outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender and other than such Lender’s share of the 2020 Term Loan Exposure), plus such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure.
“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Issuing Lender for the account of the Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) three hundred sixty four (364) days after its date of issuance (provided that such

Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) ten (10) days prior to the last day of the Commitment Period.
“Letter of Credit Commitment” means the commitment of the Issuing Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Ten Million Dollars ($10,000,000).
“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.
“Letter of Credit Fee” means, with respect to any Letter of Credit, for any day, an amount equal to (a) the undrawn amount of such Letter of Credit, multiplied by (b) the Applicable Margin for Revolving Loans that are Eurocurrency Loans in effect on such day divided by three hundred sixty (360).
~~“Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed Quarterly Reporting Period), plus (ii) six multiplied by Consolidated Rent Expense (for the most recently completed four Quarterly Reporting Periods), minus (iii) the aggregate amount of unrestricted cash on hand and Cash Equivalents of the Borrower located in the United States in excess of Forty Million Dollars ($40,000,000); to (b) Consolidated EBITDAR (for the most recently completed four Quarterly Reporting Periods).~~
“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan” means a Revolving Loan, a 2020 Term Loan or a Swing Loan.
“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, each Security Document, and the Administrative Agent Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Companies taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (c) the ability of any Credit Party to perform its material obligations under any Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.
“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the principal amount of Ten Million Dollars ($10,000,000).
“Maximum 2020 Term Loan Amount” means, for each 2020 Term Loan Lender, the amount set forth opposite such Lender’s name under the column headed “2020 Term Loan Commitment Amount” as set forth on Schedule 1 hereto, which in the aggregate for the 2020 Term Loan Lenders, as of the Second Amendment Effective Date, equals Seventy Five Million Dollars ($75,000,000).
“Maximum Foreign Currency Amount” means $25,000,000.
“Maximum Revolving Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Revolving Amount” as set forth on Schedule 1 hereto, which in the aggregate for the Lenders, as of the Second Amendment Effective Date, equals Four Hundred Fifty Million Dollars ($450,000,000), with such amount being subject to (a) decreases pursuant to Section 2.9 (a) hereof, (b) increases pursuant to Section 2.9(b) hereof, and (c) assignments of interests pursuant to Section 11.10 hereof; provided, that the Maximum Revolving Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Revolving Amount of the Issuing Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof).
~~“Maximum Foreign Currency Amount” means $25,000,000.~~
“Maximum Rate” means that term as defined in Section 2.3(d) hereof.
~~“Maximum Revolving Amount” means Three Hundred Million Dollars ($300,000,000) until the First Amendment Effective Date, and from and after the First Amendment Effective Date, Four Hundred Fifty Million Dollars ($450,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.~~
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.
“Net Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed Quarterly Reporting Period), plus (ii) six multiplied by Consolidated Rent Expense (for the most recently completed four Quarterly Reporting Periods), minus (iii) the aggregate amount of unrestricted cash on hand and Cash Equivalents of the Borrower located in the United States in excess of Forty Million Dollars ($40,000,000); to (b) Consolidated EBITDAR (for the most recently completed four Quarterly Reporting Periods).
“Non Consenting Lender” means that term as defined in Section 11.3(c) hereof.
“Non U.S. Lender” means that term as defined in Section 3.2(d) hereof.
“Note” means a Revolving Credit Note, a 2020 Term Loan Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.
“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit C.
“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower or any other Credit Party to the Administrative Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor.
“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.
“Other Connection Taxes” means, with respect to the Administrative Agent and each Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender, as applicable, and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or under any other Loan Document, or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant” means that term as defined in Section 11.11 hereof.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107 56, signed into law October 26, 2001, as amended from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.
“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)) that is subject to Title IV of ERISA.
“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.
“Pledge Agreement” means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by the Borrower or a Guarantor of Payment, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, dated on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.
“Pledged Notes” means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.
“Pledged Securities” means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, (b) shares of capital stock of any first-tier Foreign Subsidiary that is a Dormant Subsidiary, and (c) shares of voting capital stock or other voting equity interests in any first tier Foreign Subsidiary in excess of sixty five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first tier Foreign Subsidiary. (Schedule 3 hereto lists, as of the Closing Date, all of the Pledged Securities.)
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Prime Rate” means the interest rate established from time to time by the Administrative Agent (or its parent) as the Administrative Agent’s (or its parent’s) generally applicable prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent (or its parent) for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other Disposition of Collateral or proceeds, whether cash or non cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company’s sale, exchange, collection or other Disposition of any or all of the collateral securing the Obligations.
“Processor’s Waiver” means a processor’s waiver (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, delivered by a Credit Party in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.
“Quarterly Reporting Period” means the period established by the Borrower as a fiscal quarter of the Borrower, as more specifically set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(g) hereof.
“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, (a) if the related extension of credit is denominated in Dollars, two (2) Business Days before the first day of that period, (b) if the related extension of credit is denominated in euro, two (2) TARGET Days and two (2) London Business Days (to the extent the two are not the same) before the first day of such period, (c) if the related credit extension is denominated in Pounds Sterling, the first day of such period, and (d) for any Agreed Currency not covered in clause (a), (b) or (c), such number of days agreed to by the Borrower, the Administrative Agent and the Lenders.
“Register” means that term as described in Section 11.10(i) hereof.
“Regularly Scheduled Payment Date” means the last day of each March, June, September and December of each year.
“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements): (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent or any Lender to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Secured Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or Dispose of any of the collateral securing the Secured Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.
“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement.
“Reportable Event” means a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.
“Required Lenders” means the holders of more than fifty percent (50%), based upon each Lender’s Commitment Percentage plus its ratable share of the 2020 Term Loan Commitments, or, once funded, outstanding principal amount of 2020 Term Loans, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Total Commitment Amount, or (b) after the Commitment Period, the Revolving Credit Exposure plus the 2020 Term Loan Exposure; provided that (i) the portion of the Total Amount held or deemed to be held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) if there shall be two or more Lenders (that are not Defaulting Lenders), Required Lenders shall constitute at least two Lenders.
“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.
“Reserve Percentage” means, for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System, in respect of Eurocurrency Liabilities. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage. Notwithstanding the foregoing or anything to the contrary set forth herein, with respect to the CDOR Rate, such percentage shall include any other maximum reserve, liquid asset, fee or similar requirement established by any central bank, monetary authority, or other governmental authority for any category of deposits or liabilities customarily used to fund loans in Canadian Dollars.
“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of any management, consulting or other similar arrangement with any equity holder (other than (i) a Company, or (ii) customary and reasonable employment and severance arrangements and directors’ fees to directors) of a Company or an Affiliate.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Lenders (and each Lender) to make Revolving Loans, (b) the Issuing Lender to issue, and each Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Maximum Revolving Amount.
“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.
“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A-1, executed and delivered pursuant to Section 2.4(a) hereof.
“Revolving Loan” means a loan made to the Borrower by the Lenders in accordance with Section 2.2(a) hereof.
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.
“Second Amendment Effective Date” means April 3, 2020.
“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.
“Securities Account” means a securities account, as that term is defined in the U.C.C.
“Securities Account Control Agreement” means each Securities Account Control Agreement among a Credit Party, the Administrative Agent and a Securities Intermediary, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.
“Security Agreement” means each Security Agreement, executed and delivered by a Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, dated on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.
“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.
“Security Document” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Processor’s Waiver, each Consignee’s Waiver, each Landlord’s Waiver, each Bailee’s Waiver, each Control Agreement, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.
“Sleep Number Executive Investment Plan” means that certain Sleep Number Executive Investment Plan, as amended and restated on December 1, 2014, as the same may be further amended or restated from time to time.
“Sleep Number Executive Investment Plan Trust” means that certain trust established under the Non Qualified Deferred Compensation Trust Agreement for Sleep Number effective as of September 3, 2013, by and between the Borrower and Charles Schwab Bank as trustee, as the same may be amended or restated from time to time.
“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital. As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc.
“Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent) in favor of the prior payment in full of the Obligations.
“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.
“Swap Obligations” means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to the Borrower, on a discretionary basis, up to the aggregate amount at any time outstanding of Forty Million Dollars ($40,000,000).
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.
“Swing Line Lender” means U.S. Bank, as holder of the Swing Line Commitment.
“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.4(b) hereof.
“Swing Loan” means a loan that shall be denominated in Dollars made to the Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.
“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) the date selected by the Administrative Agent, or (b) the last day of the Commitment Period.
“Taxes” means any and all present or future taxes of any kind, including, but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.
“Total Commitment Amount” means the principal amount of ~~Four~~Five Hundred ~~Fifty~~Twenty Five Million Dollars ($~~4~~5~~0~~25,000,000), which amount gives effect to the 2020 Term Loan Commitments on the Second Amendment Effective Date, and as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.
“Total Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed Quarterly Reporting Period), plus (ii) six multiplied by Consolidated Rent Expense (for the most recently completed four Quarterly Reporting Periods), to (b) Consolidated EBITDAR (for the most recently completed four Quarterly Reporting Periods).
“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.
“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“United States” means the United States of America.
“U.S. Bank” means U.S. Bank National Association, and its successors and assigns.
“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.
“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2. Accounting Terms.
(a) Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.
(b) If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) with respect to GAAP, or if the Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of the Administrative Agent, the Required Lenders or the Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of the Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower, any other Company or any of their respective Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. In addition, notwithstanding any other provision contained herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.
Section 1.4. Foreign Exchange. For purposes of any determination of whether any borrowing, investment, payment, Lien, or other transaction is permitted under this Agreement, all amounts in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (as determined by the Administrative Agent) as of the date of determination; provided that (a) if Indebtedness denominated in currencies other than Dollars is incurred to refinance other

Indebtedness denominated in the same foreign currency, and such refinancing would cause the applicable Dollar denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing, such Dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and (b) determinations of whether additional borrowings, investments, payments, Liens, or other transactions are permitted under this Agreement shall account for changes in any Exchange Rate with respect to other then existing borrowings, investments, payments, Liens, or other transactions in currencies other than Dollars.
Article II
AMOUNT AND TERMS OF CREDIT
Section 2.1. Amount and Nature of Credit.
(a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Revolving Loans to the Borrower, participate in Swing Loans made by the Swing Line Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount as the Borrower shall request pursuant to the Commitment in respect of Revolving Loans, Swing Loans and Letters of Credit; provided that in no event shall (i) the aggregate principal amount of all Revolving Loans, Swing Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount corresponding with such Loans and Letters of Credit and (ii) the aggregate principal Dollar Amount of all Loans in Agreed Currencies other than Dollars exceed the Maximum Foreign Currency Amount.
(b) Each Lender, for itself and not one for any other, agrees to make Revolving Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:
(i) the aggregate outstanding principal amount of Revolving Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Revolving Amount for such Lender; and
(ii) the aggregate outstanding principal amount of Revolving Loans (other than Swing Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans (other than Swing Loans) that shall be such Lender’s Commitment Percentage.
Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

(c) ~~The~~Loans other than 2020 Term Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.
(d) On the Second Amendment Effective Date, the 2020 Term Loan Lenders shall make 2020 Term Loans to the Borrower in the amount of their respective 2020 Term Loan Commitments. The 2020 Term Loans shall be made in Dollars. Giving effect to any principal prepayments previously applied to the 2020 Term Loans, the aggregate principal amount of the 2020 Term Loans shall be due and payable on the 2020 Term Loan Maturity Date. Once repaid, no 2020 Term Loan may be reborrowed.
Section 2.2. Revolving Credit Commitment.
(a) Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure. The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurocurrency Loans. Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period. The aggregate outstanding amount of all Revolving Loans shall be payable in full on the last day of the Commitment Period. Subject to the terms of this Agreement, Loans made in Agreed Currencies other than Dollars shall be repaid in the applicable Agreed Currency. Interest on such Loans also shall be paid in the applicable Agreed Currency.
(b) Letters of Credit.
(i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Issuing Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request. All Letters of Credit shall be denominated in Dollars, and all reimbursement amounts in respect of Letters of Credit, as well as fees and expenses owing in respect of Letters of Credit, shall be paid in Dollars. The Borrower shall not request any Letter of Credit (and the Issuing Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender’s Commitment Percentage. Notwithstanding the foregoing or anything to the contrary set forth herein, the letters of credit issued pursuant to the Existing Credit Agreement and identified on Schedule 2.2(b) (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” for all purposes of the Loan Documents.

(ii) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the date of the proposed issuance of the Letter of Credit. Each such request shall be in a form acceptable to the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby. Concurrently with each such request, the Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Issuing Lender an appropriate application and agreement, being in the standard form of the Issuing Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent. The Administrative Agent shall give the Issuing Lender and each Lender notice of each such request for a Letter of Credit.
(iii) Commercial Documentary Letters of Credit Fees. With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, a Letter of Credit fee, which shall be paid on the date that such Letter of Credit is issued, amended or renewed, at the rate of one fourth percent (1/4%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, facsimile, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.
(iv) Standby Letters of Credit Fees. With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Lenders, a non refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one fourth percent (1/4%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, facsimile, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.
(v) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, the Borrower shall promptly reimburse the Issuing Lender for the amount drawn (with prompt notice of each such reimbursement to be provided by the applicable Issuing Lender to the Administrative Agent if the Issuing Lender is a Lender other than the Administrative Agent). In the event that the amount drawn shall not have been reimbursed by the Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent), the Borrower shall be deemed to have requested a Revolving Loan denominated in Dollars, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Issuing Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Issuing Lender’s pro rata share of such borrowing), the Issuing Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.
(vi) Participation in Letters of Credit. If, for any reason, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) shall have the right to request that each Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or email (confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Issuing Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Issuing Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender’s Commitment

Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender’s Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this Section 2.2(b)(vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(b)(vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans. Each Lender is hereby authorized to record on its records such Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.
(vii) Auto-Renewal Letters of Credit. If the Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit the Administrative Agent (or the applicable Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) to prevent any such renewal by giving prior notice to the beneficiary thereof at least thirty (30) days prior to the renewal date of such Letter of Credit (or such other period as agreed to by the Administrative Agent and the Issuing Lender). Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Administrative Agent (and the Issuing Lender) to permit at any time the renewal of such Letter of Credit to an expiry date not later than one year after the last day of the Commitment Period.
(viii) Letters of Credit Outstanding Beyond the Commitment Period. If any Letter of Credit is outstanding upon the termination of the Commitment, then, upon such termination, the Borrower shall deposit with the Administrative Agent, for the benefit of the Issuing Lender, with respect to all outstanding Letters of Credit, cash denominated in Dollars in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, which cash shall be free and clear of all rights and claims of third parties. The cash shall be deposited in an escrow account at a financial institution designated by the Issuing Lender. The Issuing Lender shall be entitled to withdraw amounts necessary to reimburse the Issuing Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit. The Borrower shall also execute such documentation as the Administrative Agent or the Issuing Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement. After expiration of all undrawn Letters of Credit, the remainder of the cash, if any, shall promptly be returned to the Borrower.

(c) Swing Loans.
(i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender may, but shall not be required to, make a Swing Loan or Swing Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that the Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars. All amounts due and payable in respect of Swing Loans (including principal, interest and fees) shall be paid in Dollars.
(ii) Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to the Borrower and the Lenders, the Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder. Upon receipt of such notice by the Borrower and the Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof). Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that such Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender’s pro rata share of the amounts paid to refund such Swing Loan.
(iii) Participation in Swing Loans. If, for any reason, the Swing Line Lender is unable to or, in the opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each Lender thereof (by facsimile or email (confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Lender’s ratable share of such Swing Loan (determined in accordance with such Lender’s Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.
Section 2.3. Interest.
(a) ~~Revolving~~ Loans.
(i) Base Rate Loan. The Borrower shall pay interest on the unpaid principal amount of a ~~Revolving~~ Loan that is a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing March 31, 2018, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.
(ii) Eurocurrency Loans. The Borrower shall pay interest on the unpaid principal amount of each ~~Revolving~~ Loan that is a Eurocurrency Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurocurrency Loans), at the Derived Eurocurrency Rate. Interest on such Eurocurrency Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).
(b) Swing Loans. The Borrower shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at either (i) the Derived Base Rate from time to time in effect or (ii) the Daily Eurodollar Rate plus the Applicable Margin for Revolving Loans that are Eurocurrency Loans, in each case as selected by the Borrower (with such election being made by the Borrower together with the request for such Swing Loan). Interest on each Swing Loan shall be payable on each Regularly Scheduled Payment Date and on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.
(c) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur and be continuing, upon the election of the Administrative Agent or the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 8.1 or 8.11 hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender, and shall no longer apply when no Event of Default is continuing.
(d) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.
Section 2.4. Noteless Agreement; Evidence of Indebtedness.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency for such Loan and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Letter of Credit and the amount of obligations in respect thereof outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be rebuttably presumptive evidence of the existence and amounts of the

Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d) Any Lender (including the Swing Line Lender) may request that its Loans be evidenced by a Note. Notes related to Revolving Loans shall be substantially in the form of Exhibit A-1 hereto, Notes related to 2020 Term Loans shall be substantially in the form of Exhibit A-2 hereto, and Notes related to Swing Loans shall be substantially in the form of Exhibit B hereto. The Borrower shall prepare, execute and deliver to such Lender such Note or Notes in favor of such Lender as supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes in favor of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
Section 2.5. Notice of Loans and Credit Events; Funding of Loans.
(a) Notice of Loans and Credit Events. The Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 12:00 P.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 12:00 P.M. (Eastern time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurocurrency Loan denominated in Dollars, (iii) 12:00 P.M. (Eastern time) four Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurocurrency Loan denominated in an Agreed Currency other than Dollars, and (iii) 4:30 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan (or such later time as agreed to from time to time by the Swing Line Lender). An Authorized Officer of the Borrower may verbally request a Loan, so long as a Notice of Loan is received by the end of the same Business Day, and, if the Administrative Agent or any Lender provides funds or initiates funding based upon such verbal request, the Borrower shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect. The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.
(b) Funding of Loans. The Administrative Agent shall notify each Lender of the date, amount, Agreed Currency, and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to the Administrative Agent, not later than 3:00 P.M. (Eastern time), the amount in the applicable Agreed Currency, in federal or other immediately available funds, required of it. If the Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection (b). The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.
(c) Conversion and Continuation of Loans.
(i) At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall convert a Base Rate Loan to one or more Eurocurrency Loans at any time and shall convert a Eurocurrency Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto; provided, that any Loan denominated in an Agreed Currency other than Dollars shall be converted into a Loan denominated in Dollars (using the then applicable Exchange Rate as determined by the Administrative Agent) prior to such Loan becoming a Base Rate Loan. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.
(ii) At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall continue one or more Eurocurrency Loans as of the end of the applicable Interest Period as a new Eurocurrency Loan with a new Interest Period; provided, that any such Loan shall be continued in the same Agreed Currency in which it was initially made.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
(d) Minimum Amount for Loans. Each request for:
(i) a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);
(ii) a Eurocurrency Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000) (or the Approximate Equivalent Amount thereof, as applicable); and
(iii) a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), or such lower amount as may be agreed by the Swing Line Lender.
(e) Interest Periods. The Borrower shall not request that Eurocurrency Loans be outstanding for more than fifteen (15) different Interest Periods at the same time.
(f) Additional Provisions with Respect to Affected Lenders.

(i) Advancing of Non Pro-Rata Revolving Loans. Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.5(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Lenders are Affected Lenders, the Administrative Agent shall have the option, in its sole discretion, to require (and, at the request of the Borrower, shall require) the non-Affected Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower; provided that in no event shall the Lender Revolving Credit Exposure of any Lender exceed the Maximum Revolving Amount of such Lender after giving effect to the making of such Revolving Loan.

(ii) Reallocation of Participations; Cash Collateralization and Repayment. Notwithstanding anything in this Agreement to the contrary, if any Lender becomes an Affected Lender, then, until such time as such Lender is no longer an Affected Lender, to the extent permitted by applicable law, (A) all or any part of such Affected Lender’s participation interest in Letters of Credit (pursuant to Section 2.2(b)(vi) hereof) and Swing Loans (pursuant to Section 2.2(c)(iii) hereof) shall be reallocated among the non-Affected Lenders in accordance with their respective Commitment Percentages (calculated as if such Affected Lender did not have a Commitment Percentage of the Commitment) but only to the extent that such reallocation does not cause the aggregate Lender Revolving Credit Exposure of any non-Affected Lender to exceed the Maximum Revolving Amount of such non-Affected Lender; provided that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against an Affected Lender arising from that Lender having become an Affected Lender, including any claim of a non-Affected Lender as a result of such non-Affected Lender’s increased exposure following such reallocation, and (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following the written request of the Administrative Agent (or the Swing Line Lender or Issuing Lender), and without prejudice to any right or remedy available to it hereunder or under law, (1) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s exposure with respect to such Affected Lender’s Commitment Percentage of outstanding Swing Loans (other than Swing Loans as to which such Affected Lender’s participation obligation has been reallocated to other Lenders) and (2) second, cash collateralize the Issuing Lender’s exposure with respect to issued Letters of Credit (other than those Letter of Credit obligations as to which such Affected Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof).
(iii) New Swing Loans and Letters of Credit. So long as any Lender is an Affected Lender, (A) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no exposure with respect to such Affected Lender’s Commitment Percentage of outstanding Swing Loans (other than Swing Loans as to which such Affected Lender’s participation obligation has been reallocated to other Lenders) after giving effect to such Swing Loan, and (B) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no exposure with respect to issued Letters of Credit (other than those Letter of Credit obligations as to which such

Affected Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof) after giving effect thereto.
(g) Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of: (a) each Loan as of the date three (3) Business Days prior to the date on which such Loan is to be made or, if applicable, date of conversion/continuation of such Loan, and (b) all outstanding Loans on and as of the last Business Day of each calendar quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Loan for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of (i) the aggregate principal amount of outstanding Revolving Loans exceeds the Total Commitment Amount (excluding the 2020 Term Loans), or (ii) the aggregate outstanding principal Dollar Amount of all Loans in Agreed Currencies other than Dollars exceeds the Maximum Foreign Currency Amount, the Borrower shall immediately make a payment on the Loans sufficient to eliminate such excess.
Section 2.6. Payment on Loans and Other Obligations.
(a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding (except as required or permitted under Section 3.2 hereof) or reduction whatsoever.
(b) Payments from Borrower. All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars unless otherwise specified herein. All payments described in this subsection (b) shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the Lenders (or the Issuing Lender or the Swing Line Lender, as appropriate) not later than 3:00 P.M. (Eastern time) on the due date thereof with respect to payments other than for application to Swing Line Loans, and not later than 4:30 P.M. (Eastern time) on the due date thereof with respect to payments for application to Swing Line Loans, in each case in immediately available funds. Any such payments received by the Administrative Agent (or the Issuing Lender or the Swing Line Lender) after the time required above shall be deemed to have been made and received on the next Business Day.
(c) Payments to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Issuing Lender) their respective ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by the Administrative Agent for the account of such Lender. Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans,

Eurocurrency Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods and Agreed Currencies, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods, Agreed Currencies, and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.
(d) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Eurocurrency Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.
(e) Affected Lenders; Application of Certain Cash Collateral. To the extent that the Administrative Agent receives any payments or other amounts for the account of an Affected Lender, at the discretion of the Administrative Agent, such Affected Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount (or any portion thereof, at the discretion of the Administrative Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans. Notwithstanding anything to the contrary contained in this Agreement, any cash collateral provided for in this Agreement in respect of Letters of Credit shall be applied to the satisfaction of the applicable Affected Lender’s obligation to fund participations in respect of Letters of Credit (including, as to cash collateral provided by a Affected Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(f) Payment of Non Pro Rata Loans and Letters of Credit. Notwithstanding anything in this Agreement to the contrary, at the sole discretion of the Administrative Agent, any payment of principal, interest, fees or other amounts hereunder may first be applied to such Loans, Letters of Credit and other obligations that were not advanced or participated pro rata hereunder.
(g) Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency, or any other event occurs, in each case with the result that the type of currency in which the Loan was made (the “Original Currency”) no longer exists or would no longer be an Eligible Currency or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.
Section 2.7. Prepayment.
(a) Right to Prepay.
(i) The Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Revolving Loans or 2020 Term Loans then outstanding, as applicable, as designated by the Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Prepayments of Base Rate Loans shall be without any premium or penalty.
(ii) The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.
(iii) Notwithstanding anything in this Section 2.7 or otherwise to the contrary, at the discretion of the Administrative Agent, in order to prepay Revolving Loans made to the Borrower that were not advanced pro rata by all of the Lenders, any prepayment of a Revolving Loan shall first be applied to Revolving Loans made by the Lenders during any period in which a Defaulting Lender shall exist.
(b) Notice of Prepayment. The Borrower shall give the Administrative Agent irrevocable written notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 11:00 A.M. (Eastern time) on the Business Day on which such prepayment is to be made, and (ii) a Eurocurrency Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.
(c) Minimum Amount for Eurocurrency Loans. Each prepayment of a Eurocurrency Loan shall be in the principal amount of not less than the lesser of Two Hundred Fifty Thousand Dollars ($250,000) (or the Approximate Equivalent Amount thereof, if applicable), or the principal amount of such Loan, or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.11 or Article III hereof.
Section 2.8. Commitment and Other Fees.
(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, as a consideration for the Revolving Credit Commitment,

a commitment fee, for each day from the Closing Date through the last day of the Commitment Period, in an amount equal to (i) (A) the Maximum Revolving Amount at the end of such day, minus (B) the Revolving Credit Exposure (exclusive of the Swing Line Exposure) at the end of such day, multiplied by (ii) the Applicable Commitment Fee Rate in effect on such day divided by three hundred sixty (360). The commitment fee shall be payable quarterly in arrears, commencing on March 31, 2018 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.
(b) Other Fees. The Borrower shall pay the fees set forth in the Administrative Agent Fee Letter.
(c) Authorization to Debit Account. The Borrower hereby agrees that the Administrative Agent has the right to debit from any Deposit Account of the Borrower held by the Administrative Agent, amounts owing and then due to the Administrative Agent and the Lenders by the Borrower under this Agreement and the Loan Documents for payment of fees, expenses and other amounts incurred or owing, and in each case, then due, in connection therewith.
Section 2.9. Modifications to Commitment.
(a) Optional Reduction of Revolving Credit Commitment. The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Maximum Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than three Business Days’ written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of One Million Dollars ($1,000,000). The Administrative Agent shall promptly notify each Lender of the date of each such reduction and such Lender’s proportionate share thereof. After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Maximum Revolving Amount as so reduced. If the Borrower reduces in whole the Revolving Credit Commitment, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Revolving Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Administrative Agent marked “Canceled” and the Administrative Agent shall redeliver such Revolving Credit Notes to the Borrower. Any partial reduction in the Maximum Revolving Amount shall be effective during the remainder of the Commitment Period. Upon each decrease of the Maximum Revolving Amount, the Total Commitment Amount shall be decreased by the same amount.
(b) Increase in Commitment.
(i) At any time during the Commitment Increase Period, the Borrower may request that the Administrative Agent increase the Total Commitment Amount by increasing the Maximum Revolving Amount; provided that the aggregate amount of all such increases made pursuant to this Section 2.9(b) shall not exceed One Hundred Fifty Million

Dollars ($150,000,000). Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), and may be made by either (A) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (B) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”). Notwithstanding the foregoing or anything to the contrary set forth herein, the extension of the 2020 Term Loans on the Second Amendment Effective Date shall be deemed to have occurred under this Section 2.9(b). After giving effect thereto, the amount available under this Section 2.9(b) for future increases shall be Seventy Five Million Dollars ($75,000,000).
(ii) During the Commitment Increase Period, all of the Lenders agree that the Administrative Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) each Additional Commitment from an Additional Lender, if any, shall be in an amount of at least Ten Million Dollars ($10,000,000), (C) the Administrative Agent shall provide to the Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (D) the Borrower shall execute and deliver to the Administrative Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by the Administrative Agent (and requested by the Lenders). The Lenders hereby authorize the Administrative Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.
(iii) On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(b) (and the Borrower shall pay to the Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the Lenders would cause a prepayment of one or more Eurocurrency Loans). In connection therewith, it is understood and agreed that the Maximum Revolving Amount of any Lender will not be increased (or decreased except pursuant to subsection (a) hereof) without the prior written consent of such Lender. The Borrower shall not request any increase in the Total Commitment Amount pursuant to this Section 2.9(b) if a Default or an Event of Default shall then exist, or, after giving pro forma effect to any such increase, would exist. At the time of any such increase, at the request of the Administrative Agent, the Credit Parties and the Lenders shall enter into an amendment to evidence such increase and to address related provisions as deemed necessary or appropriate by the Administrative Agent. Upon each increase of the Maximum Revolving Amount, the Total Commitment Amount shall be increased by the same amount.

Section 2.10. Computation of Interest and Fees. Interest on Loans (other than Base Rate Loans and Loans denominated in Agreed Currencies other than Dollars where market convention does not follow a 360-day year), Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Interest on Base Rate Loans and Loans denominated in Agreed Currencies other than Dollars where market convention is to follow a 365/366 day year shall be computed on the basis of a year having three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and calculated for the actual number of days elapsed.
Section 2.11. Mandatory Payments.
(a) Revolving Credit Exposure. If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment. Prepayments resulting from foreign currency exchange rate fluctuations shall be made as contemplated by Section 2.5(g).
(b) Swing Line Exposure. If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.
(c) Application of Mandatory Payments. Unless otherwise designated by the Borrower, each prepayment pursuant to Section 2.11 hereof shall be applied in the following order (i) first, on a pro rata basis for the Lenders, to outstanding Base Rate Loans, and (ii) second, on a pro rata basis for the Lenders, to outstanding Eurocurrency Loans; provided that, if the outstanding principal amount of any Eurocurrency Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such Eurocurrency Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a Eurocurrency Loan or Swing Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.
Section 2.12. Swap Obligations Make Well Provision. The Borrower, to the extent that it is an “eligible contract participant” as defined in the Commodity Exchange Act, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party in order for such Credit Party to honor its obligations under the Loan Documents in respect of the Swap Obligations. The obligations of the Borrower under this Section 2.12 shall remain in full force and effect until all Obligations are paid in full. The Borrower intends that this Section 2.12 constitute, and this Section 2.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 2.13. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Loan in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, or any other event, in each case, which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for such Loan to be denominated in the Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loan shall not be denominated in such Agreed Currency but shall be made in Dollars on the requested date for such Loan to be extended, with such Loan being made in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for funding, continuation or conversion, as the case may be, as a Base Rate Loan, unless the Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for funding, continuation or conversion, as the case may be.
Section 2.14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under the requirements of this Agreement, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.
Section 2.15. Foreign Subsidiary Borrowers. The Borrower from time to time may request in writing that one or more of its Foreign Subsidiaries become borrowers hereunder with the ability to request and receive Loans and Letters of Credit (each, a “Foreign Subsidiary Borrower”). Each such request shall be delivered to the Administrative Agent. The Administrative Agent shall promptly circulate each such request to the Lenders. Each Lender shall notify the Administrative Agent and the Borrower no later than 20 days after its receipt of such request as to whether the applicable Foreign Subsidiary may become a party hereto as a Foreign Subsidiary Borrower. No Foreign Subsidiary shall become a Foreign Subsidiary Borrower unless approved in writing by all of the Lenders and the Administrative Agent. Any Lender that fails to respond to such a request shall be deemed to have rejected the joinder of such Foreign Subsidiary Borrower hereto. Each of the Administrative Agent and each Lender may request from the Borrower certain information in respect of such a Foreign Subsidiary in order to make such decision, including, without limitation, such Foreign Subsidiary’s jurisdiction of organization. Loans and Letters of Credit requested by a Foreign Subsidiary Borrower shall be made or issued from the United States. If the Lenders and the Administrative Agent agree with the Borrower to add a Foreign Subsidiary Borrower hereto, this Agreement (and the other Loan Documents, as relevant) shall be amended to give effect to such addition. All Lenders shall be required to make Loans to each Foreign Subsidiary Borrower, subject to any borrowing sublimits agreed to by the Borrower, the applicable Foreign Subsidiary Borrower, the Administrative Agent, and the Lenders. Each such Foreign Subsidiary Borrower shall be required to deliver, among other things (and in each case in form, scope and substance acceptable to the Administrative Agent and the Lenders), (a) amendments, joinders and other documents required by the Administrative Agent and the Lenders to give such Foreign Subsidiary Borrower the ability to receive extensions of credit hereunder, (b) collateral documents made by such Foreign Subsidiary Borrower in favor of the Administrative Agent, (c) resolutions, charter documents, incumbency certificates, opinions of counsel and other documents or information, as may be required by the Administrative Agent and the Lenders (including without limitation, information necessary to evaluate (i) any withholding tax that may arise in respect of any Loans made to or Letters of Credit issued on behalf of such Foreign Subsidiary, and (ii) the manner in which Loans may be made available to such Foreign Subsidiary, including in Dollars or the requested Agreed Currency), (d) promissory notes signed by such Foreign Subsidiary Borrower to the extent any Lender so requires, and (e) information required under “know your customer”, anti-money laundering or similar regulations to which such Lender is subject. No Foreign Subsidiary Borrower shall be joined hereto if (x) a violation of applicable law would result therefrom or (y) any Lender or the Administrative Agent objects to any adverse change in tax treatment that would result therefrom (including, without limitation, the payment of any tax gross-up or the accrual of any withholding tax). In addition, extensions of credit and other financial accommodations from the United States into the applicable jurisdiction must be permitted under applicable law. The Borrower and each Guarantor of Payment shall guaranty the Obligations of each such Foreign Subsidiary Borrower on terms and conditions acceptable to the Administrative Agent and the Lenders. Each Foreign Subsidiary that is or becomes a Foreign Subsidiary Borrower hereby irrevocably appoints the Borrower as its agent for all purposes relevant to this Agreement and each related document, including service of process.
Article III
ADDITIONAL PROVISIONS RELATING TO

EUROCURRENCY LOANS; INCREASED CAPITAL; TAXES
Section 3.1. Requirements of Law.
(a) If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:
(A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Eurocurrency Loan or any Swing Loan accruing interest at the Daily Eurodollar Rate made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);
(B) shall impose, modify or hold applicable any reserve, special deposit, insurance charge, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate or the Daily Eurodollar Rate; or
(C) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurocurrency Loans or Swing Loans accruing interest at the Daily Eurodollar Rate or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower in reasonable detail (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law or Risk-Based Capital Guidelines regarding capital adequacy or liquidity, or liquidity requirements, or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy and liquidity), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor

(which shall include the method for calculating such amount and reasonable detail with respect to such calculation), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c) For purposes of this Section 3.1 and Section 3.5(a) hereof, the Dodd Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), and any rules, regulations, orders, requests, guidelines and directives adopted, issued, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.
(d) A certificate as to any additional amounts payable pursuant to this Section 3.1 together with a reasonably detailed calculation and description of such amounts contemplated by this Section 3.1, submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs or reductions to the extent such Lender notifies the Borrower thereof more than one hundred eighty (180) days after such Lender becomes aware of such right to additional compensation (except that, if the circumstances giving rise to such increased costs or reductions are retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.2. Taxes.
(a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.
(b) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent or such Lender. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party and the Borrower shall indemnify the Administrative Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by the Administrative Agent or such Lender as a result of any such failure.
(c) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender’s income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount so refunded to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.
(d) Each Lender that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a “Non U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W 8BEN, Form W-8BEN-E, Form W 8IMY or Form W 8ECI, or, in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W 8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Lender. Each Non U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (c), a Non U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non U.S. Lender is not legally able to deliver.

(e) Any Lender that is not a Non U.S. Lender shall deliver to the Borrower and the Administrative Agent, upon the reasonable written request of the Borrower or the Administrative Agent, executed originals of IRS Form W 9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(f) A Lender that is entitled to an exemption from or reduction of non U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that (i) such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender, and (ii) to the extent that such Lender fails to comply with the requirements of this subpart (f), such Lender shall not be entitled to additional compensation otherwise payable under this Section 3.2 if such additional compensation would not have been required had such Lender so complied.
(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(h) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(i) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.
(j) For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and the Letters of Credit as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 3.3. Funding Losses. The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurocurrency Loan on a day that is not the last day of an Interest Period applicable thereto, (d) any conversion of a Eurocurrency Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (e) any compulsory assignment of such Lender’s interests, rights and obligations under this Agreement pursuant to Section 11.3(c) or 11.12 hereof. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Administrative Agent) by any Lender together with a reasonably detailed calculation and description of such amounts, shall be conclusive absent manifest error. The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 3.4. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) hereof with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office (or an affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.1 or 3.2(a) hereof.
Section 3.5. Eurocurrency Rate Lending Unlawful; Inability to Determine Rate.
(a) If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurocurrency Loan, the obligations of such Lender to make, continue or convert into any such Eurocurrency Loan shall, upon such determination, be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurocurrency Loans payable to such Lender shall (i) if denominated in Dollars, automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion, or (ii) if denominated in an Agreed Currency other than Dollars, shall be repaid at the end of the then current Interest Period. The foregoing also shall apply to Swing Loans accruing interest at the Daily Eurodollar Rate.
(b) If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain such Eurocurrency Loan shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurocurrency Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein. Notwithstanding the foregoing, in the event the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in this Section 3.5(b) have arisen and such circumstances are unlikely to be temporary, (ii) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (iii) the supervisor for the administrator of the interest settlement rate described above in this Section 3.5(b) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall seek to jointly agree upon an alternate rate of interest to the Eurocurrency Base Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 11.3, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.5(b), (x) any request pursuant to this Agreement that requests the conversion of any Loan to, or continuation of any Loan as, a Loan accruing interest at the Eurocurrency Rate shall be ineffective and any such Loan shall be continued as or converted to, as the case may be, a Base Rate Loan, and (y) if any request pursuant to this Agreement requests a Loan accruing interest at the Eurocurrency Rate, such Loan shall be made as a Base Rate Loan. If the alternate rate of interest determined pursuant to this Section 3.5(b) shall be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for the purposes of this Agreement.
Section 3.6. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2(a) hereof, or asserts its inability to make a Eurocurrency Loan pursuant to Section 3.5 hereof; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1 or 3.2(a) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) the Borrower shall be liable to such replaced Lender under Section 3.3 hereof if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement Lender, if not already a Lender, shall be satisfactory to the Administrative Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.10 hereof (provided that the Borrower (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), (h) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.1 or 3.2(a) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to replace such Lender cease to apply, and (i) if more than one Lender shall request such reimbursement based on the same circumstances giving rise to such request, the Borrower shall not be permitted to replace only one of such Lenders.
Section 3.7. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate for such Interest Period.
Article IV
CONDITIONS PRECEDENT

Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:
(a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;
(b) the Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;
(c) no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and
(d) each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date.
Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.
Section 4.2. Conditions to the First Credit Event. The Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in the first Credit Event is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:
(a) Notes as Requested. The Borrower shall have executed and delivered to (i) each Lender requesting a Revolving Credit Note such Lender’s Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.
(b) Subsidiary Documents. Each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Administrative Agent to create or perfect the Liens of the Administrative Agent in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to the Administrative Agent.
(c) Pledge Agreements. The Borrower and each Guarantor of Payment that has a Subsidiary shall have (i) executed and delivered to the Administrative Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to the Administrative Agent, with respect to the Pledged Securities, (ii) executed and delivered to the Administrative Agent, for the benefit of the Lenders, appropriate transfer powers for each of the Pledged Securities that are certificated, and (iii) delivered to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated).
(d) Intellectual Property Security Agreements. The Borrower and each Guarantor of Payment that owns federally registered intellectual property shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement, in form and substance satisfactory to the Administrative Agent.
(e) Lien Searches. With respect to the property owned or leased by the Borrower and each Guarantor of Payment, and any other property securing the Obligations, the Borrower shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to the Administrative Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to the Administrative Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.
(f) Officer’s Certificate, Resolutions, Organizational Documents. The Borrower shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such Credit Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.
(g) Good Standing and Full Force and Effect Certificates. The Borrower shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed.
(h) Legal Opinion. The Borrower shall have delivered to the Administrative Agent an opinion of counsel for the Borrower and each other Credit Party, in form and substance satisfactory to the Administrative Agent and the Lenders.
(i) Borrower Investment Policy. The Borrower shall have delivered to the Administrative Agent a copy of the Borrower Investment Policy as in effect on the Closing Date.
(j) Insurance Certificates. The Borrower shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form and satisfactory to the Administrative Agent and the Lenders, providing for adequate real property, personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, lender’s loss payee and additional insured, as appropriate.

(k) Pro Forma Projections. The Borrower shall have delivered to the Administrative Agent annual pro forma projections of financial statements (which report shall include balance sheets and statements of income (loss) and cash flow) of the Borrower through and including the Fiscal Year ending December 30, 2023, prepared on a Consolidated basis, in form and substance satisfactory to the Administrative Agent.
(l) Fees. The Borrower shall have (i) paid all fees required to be paid to the Administrative Agent on the Closing Date, including as set forth in the Administrative Agent Fee Letter, and (ii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents.
(m) Mortgage Releases. The Administrative Agent shall have received evidence reasonably satisfactory to it that all mortgages securing obligations under the Existing Credit Agreement have been or contemporaneously with the effectiveness hereof shall be terminated.
(n) Closing Certificate. The Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.
(o) Letter of Direction. The Borrower shall have delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.
(p) No Material Adverse Change. No material adverse change, in the opinion of the Administrative Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 31, 2016.
(q) Miscellaneous. The Borrower shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.
Section 4.3. Post Closing Conditions. On or before the date specified in this Section 4.3 (unless a longer period is agreed to in writing by the Administrative Agent, in its reasonable discretion), the Borrower shall satisfy each of the following items specified in the subsections below:
(a) Insurance Endorsements. No later than forty five (45) days after the Closing Date, the Borrower shall deliver to the Administrative Agent proof of insurance endorsements satisfactory to the Administrative Agent, evidencing, with respect to the real property, personal property and liability insurance for each Company, the inclusion of the Administrative Agent, as lender’s loss payee and additional insured, as appropriate.
(b) Control Agreements. No later than forty five (45) days after the Closing Date, the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent an executed Control Agreement, in form and substance satisfactory to the Administrative Agent, for each Deposit Account and each Securities Account maintained by a Credit Party; provided that the Borrower shall not be required to deliver a Control Agreement with respect to any Deposit Account or Securities Account if it would not be required to deliver a Control Agreement pursuant to Section 5.21(d) hereof.
(c) Landlords’/Bailee’s/Processor’s Waivers. No later than sixty (60) days after the Closing Date, the Borrower shall use commercially reasonable efforts to deliver a Landlord’s, Bailee’s or Processor’s Waiver, in form and substance satisfactory to the Administrative Agent, for each location of a Credit Party where any of the collateral securing any part of the Obligations is located, unless such location is owned by the Company that owns the collateral located there; provided that the Borrower shall not be required to deliver a Landlord’s, Bailee’s or Processor’s Waiver with respect to any such location if it would not be required to deliver a Landlord’s, Bailee’s or Processor’s Waiver pursuant to Section 5.21(e) hereof.
Article V
COVENANTS
So long as any Obligations (other than unasserted contingent indemnity obligations) remain unpaid or the Commitment remains outstanding, the Borrower will (or, as applicable, cause each other Company to) comply with the following requirements, unless the Required Lenders (or the Administrative Agent, with the consent of the Required Lenders) shall otherwise consent in writing:
Section 5.1. Insurance. Each Company (other than a Dormant Subsidiary) shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) in such form, written by such companies, in such amounts, for such periods, and against such risks as may be reasonably acceptable to the Administrative Agent, with provisions satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of the Lenders, and such Company as their interests may appear (with lender’s loss payable and additional insured endorsements, as appropriate, in favor of the Administrative Agent, for the benefit of the Lenders), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to the Administrative Agent and the Lenders. If any Event of Default then exists, any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Administrative Agent or the Required Lenders, be applied upon the

Obligations whether or not the same is then due and payable, or may be delivered to the Companies for the purpose of replacing, repairing, or restoring the insured property; provided that if an Event of Default does not then exist, any such sums received by the Administrative Agent shall be delivered to the Borrower. The Administrative Agent is hereby authorized to act as attorney in fact for the Companies, after the occurrence and during the continuance of an Event of Default, in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof. Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Companies as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent and certified by a Financial Officer.
Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206 207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.
Section 5.3. Financial Statements and Information.
(a) Quarterly Financials. The Borrower shall deliver to the Administrative Agent and the Lenders, within forty five (45) days after the end of each of the first three Quarterly Reporting Periods of each Fiscal Year of the Borrower (or, if earlier, within five days after the date which Borrower shall be required to submit its Form 10 Q), balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the Quarterly Reporting Period and Fiscal Year to date periods, all prepared on a Consolidated (in accordance with GAAP, except for the absence of footnotes and year end adjustments) basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer; provided that delivery pursuant to subsection (f) below of copies of the Form 10 Q quarterly report of the Borrower for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this subsection (a).
(b) Annual Audit Report. The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each Fiscal Year of the Borrower (or, if earlier, within five days after the date which Borrower shall be required to submit its

Form 10 K), an annual audit report of the Companies for that year prepared on a Consolidated (in accordance with GAAP) basis, in form and detail satisfactory to the Administrative Agent and the Lenders and certified by an unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash flow for that period; provided that delivery pursuant to subsection (f) below of copies of the Form 10 K annual report of the Borrower for such period filed with the SEC shall be deemed to satisfy the requirements of this subsection (b).
(c) Compliance Certificate. The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.
(d) Management Reports. The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the systems, operations, financial condition or properties of the Companies.
(e) Pro Forma Projections. The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each Fiscal Year of the Borrower, annual pro forma projections of the Companies for the then current Fiscal Year, to be in form and detail acceptable to the Administrative Agent and presented on a quarterly year to date basis.
(f) Shareholder and SEC Documents. The Borrower shall deliver to the Administrative Agent and the Lenders (or give notice of the availability thereof on the SEC Edgar website), as soon as available, (i) copies of Form 10 Q quarterly reports, Form 10 K annual reports and Form 8 K current reports, (ii) notice of (and upon the request of the Administrative Agent, copies of) any other filings made by the Borrower with the SEC, and (iii) notice of (and, upon the request of the Administrative Agent, copies of) any other information that is provided by the Borrower to its shareholders generally.
(g) Reporting Periods. If, at any time, the information set forth on Schedule 5.3 hereto becomes inaccurate, or does not set forth each Quarterly Reporting Period for the following Fiscal Year of the Borrower, the Borrower shall promptly deliver to the Administrative Agent a replacement Schedule 5.3 that includes such additional or corrected information, in form and substance satisfactory to Lender.
(h) Beneficial Ownership Certification. On or promptly after any time at which the Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Administrative Agent.
(i) Financial Information of the Companies. The Borrower shall deliver to the Administrative Agent and the Lenders, within ten days of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of any Company as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to the Administrative Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.
Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon reasonable notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof.
Section 5.5. Franchises; Change in Business.
(a) Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.
(b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.
Section 5.6. ERISA Pension and Benefit Plan Compliance. No Company shall fail to satisfy any minimum funding requirements under Code Section 412 or incur any liability to the PBGC (other than premiums payable in the ordinary course), in connection with any Pension Plan in either case which would result in a Material Adverse Effect. The Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company. The Borrower shall promptly notify the Administrative Agent of any taxes assessed, proposed to be assessed or that the Borrower has reason to believe are likely to be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan, if any such actual, proposed or possible assessment would result in a Material Adverse Effect. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred that could reasonably be expected to result in a Material Adverse Effect, such Company shall provide the Administrative Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. The Borrower shall, at the reasonable request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

Section 5.7. Financial Covenants.
(a) Net Leverage Ratio. The Borrower shall not suffer or permit at any time the Net Leverage Ratio, as of the end of any Quarterly Reporting Period, to exceed 4.50 to 1.00.
(b) Interest Coverage Ratio. The Borrower shall not suffer or permit at any time the Interest Coverage Ratio, as of the end of any Quarterly Reporting Period, to be less than 3.00 to 1.00.
Section 5.8. Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:
(a) the Loans, the Letters of Credit and any other Indebtedness under this Agreement;
(b) any loans or other credit granted to, or Capitalized Lease Obligations entered into by, any Company for the purchase or lease of fixed assets (and refinancings of such loans, credit or Capitalized Lease Obligations), which loans, credit and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Twenty Million Dollars ($20,000,000) at any time outstanding;
(c) the Indebtedness existing on the First Amendment Effective Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);
(d) loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is a Credit Party;
(e) loans to, and guaranties of Indebtedness of, a Foreign Subsidiary by a Credit Party in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000) at any time outstanding;
(f) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;
(g) [Intentionally Omitted]; and
(h) other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Twenty Million Dollars ($20,000,000) at any time outstanding.
Section 5.9. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

(a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;
(b) other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the incurring of Indebtedness or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;
(c) any Lien granted to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof);
(d) the Liens existing on the First Amendment Effective Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;
(e) purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired, and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;
(f) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;
(g) Liens securing Indebtedness of a Foreign Subsidiary permitted pursuant to Section 5.8(e) hereof; or
(h) other Liens, in addition to the Liens listed above, not incurred in connection with the incurring of Indebtedness, securing amounts, in the aggregate for all Companies, not to exceed Five Million Dollars ($5,000,000) at any time.
No Company shall enter into any contract or agreement (other than (a) a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets, (b) customary software license agreements that prohibit Liens on such agreement or the assets subject thereto or (c) other leases, licenses and other agreements (i) entered into in the ordinary course of business, (ii) with respect to which (x) the value of the assets subject thereto, (y) the consideration payable by the applicable Company thereunder, and/or (z) the value of the benefits to be received by the applicable Company in connection therewith, does not in the aggregate exceed $5,000,000 and (iii) that contain a customary provision prohibiting Liens on such lease, license or other agreement or the assets subject thereto; provided, that with respect to the foregoing clauses (a)-(c), such prohibition is limited to the relevant lease, license, contract or other agreement and/or the assets subject thereto, as the case may be; provided, further, that with respect to the foregoing clause (c), the applicable Company shall negotiate diligently in good faith prior to entering into any such lease, license or other agreement to remove any prohibition on Liens on such lease, license or other agreement or the assets subject thereto) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.
Section 5.11. Investments, Loans and Guaranties. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:
(i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;
(ii) any investment in direct obligations of the United States or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;
(iii) any investment in (A) commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s, (B) other Cash Equivalents, or (C) any other investment made in accordance with the Borrower Investment Policy;
(iv) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;
(v) loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(d) hereof) and to the extent not in excess of $2,500,000 at any time outstanding in the aggregate with respect to the Companies, guaranties of trade accounts payable in the ordinary course of business and guaranties of obligations under agreements by which a third party provides a drafts payable program with respect to such accounts payable for the applicable Company, in each case of, a Company from or by a Company so long as each such Company is a Credit Party;

(vi) loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(e) hereof) of, a Foreign Subsidiary from or by a Credit Party;
(vii) investments by the Borrower and the other Companies in the capital stock of their Foreign Subsidiaries in an aggregate amount not to exceed Five Million Dollars ($5,000,000) at any time outstanding;
(viii) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of One Million Dollars ($1,000,000) at any time outstanding;
(ix) advances in the form of progress payments, prepaid rent or security deposits;
(x) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(xi) Investments in Hedge Agreements, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes; or
(xii) other investments in an aggregate amount for all of the Companies not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) during any Fiscal Year of the Borrower.
For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment but shall take into account replacements, redemptions and return of capital.
Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or Dispose of any assets to any Person, and whether effected pursuant to a Division or otherwise, other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:
(a) a Company (other than the Borrower) may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that at least one Guarantor of Payment shall be the continuing or surviving Person);
(b) a Company may Dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment;
(c) a Company (other than a Credit Party) may merge with or otherwise Dispose of any of its assets to any other Company;

(d) a Company may Dispose of any assets that are obsolete or no longer useful in such Company’s business or the subject of a condemnation or, subject to the insurance payment provisions of Section 5.1 hereof, casualty loss;
(e) a Company may transfer cash or other property or otherwise make payments in connection with transactions permitted under Sections 5.8, 5.11, 5.13 and 5.15 under this Agreement; and
(f) other Dispositions consummated by one or more of the Companies in any Fiscal Year in an aggregate amount not to exceed 10% of Consolidated Total Assets as determined as of the last day of the immediately preceding Fiscal Year.
Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that a Company may effect an Acquisition so long as:
(a) [Intentionally Omitted]; or
(b) such Acquisition meets all of the following requirements:
(i) in the case of an Acquisition that involves a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;
(ii) in the case of an Acquisition that involves a merger, amalgamation or other combination including a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;
(iii) the business to be acquired shall be similar, or related to, or incidental to the lines of business of the Companies;
(iv) the Companies shall be in full compliance with the Loan Documents both prior to and after giving pro forma effect to such Acquisition;
(v) no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;
(vi) the Borrower shall have provided to the Administrative Agent and the Lenders, at least five Business Days prior to such Acquisition, in form and substance satisfactory to the Administrative Agent, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after giving effect to the proposed Acquisition;
(vii) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired; and

(viii) the aggregate Consideration paid by the Companies, when added to all other Acquisitions for all Companies, would not exceed the aggregate amount of One Hundred Million Dollars ($100,000,000) for the twelve month period ending with the month in which such Acquisition is consummated; provided, however, that the Net Leverage Ratio for the most recently ended reporting period for which the Administrative Agent has received a Compliance Certificate, immediately before and after giving pro forma effect to such Acquisition, shall be less than 3.75 to 1.00; provided, further, that each such pro forma determination shall be made as if such Acquisition (and related transactions, including the incurrence of any Indebtedness in connection therewith) was consummated on the first day of the applicable four-quarter period for which the Net Leverage Ratio is being determined.
Section 5.14. Notice. The Borrower shall cause a Financial Officer to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall occur:
(a) a Default or Event of Default has occurred hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing is determined for any reason to have not been true and complete cease in any material respect when made;
(b) the Borrower learns of a litigation or proceeding against the Borrower before a court, administrative agency or arbitrator that, if successful, might have a Material Adverse Effect; or
(c) the Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect.
Section 5.15. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time, except, that so long as (x) the Net Leverage Ratio would not exceed 3.75 to 1.00 (as of the date of a Capital Distribution and giving pro forma effect thereto) and (y) no Default or Event of Default exists or would result therefrom, the Companies may make Capital Distributions~~.~~; provided, however, that notwithstanding the foregoing or anything to the contrary set forth herein, no Company shall repurchase, acquire, redeem or retire any of its capital stock or other equity interests prior to the 2020 Term Loan Maturity Date and the repayment of all of the 2020 Term Loans (including all principal and interest owing in respect thereof).
Section 5.16. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except where the failure to comply would not result in a material expenditure or loss to such Company. The Borrower shall furnish to the Administrative Agent and the Lenders, promptly after receipt thereof, a copy of any material notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company. As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.
Section 5.17. Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party or a Foreign Subsidiary) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit the payment of customary and reasonable employment and severance arrangements with its employees and directors’ fees to directors who are not employees of a Company or an Affiliate.
Section 5.18. Use of Proceeds. The Borrower’s use of the proceeds of the Loans and its use of Letters of Credit shall be for working capital and other general corporate purposes of the Companies and for the refinancing of existing Indebtedness and for Acquisitions permitted hereunder. Notwithstanding the foregoing or anything to the contrary set forth herein, neither the Borrower nor any Affiliate thereof shall use any proceeds of any Loan or Letter of Credit to pay or otherwise consummate a Capital Distribution. The Borrower will not request any Loan or Letter of Credit, and will not use, and the Borrower will ensure that the other Companies, and its or their respective directors, officers, employees and agents, shall not use, the proceeds of any Loan or Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).
Section 5.19. Corporate Names and Locations of Collateral. No Company shall (a) change its corporate name, (b) consummate a Division or (c) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Borrower shall have provided the Administrative Agent and the Lenders with at least ten (10) days prior written notice thereof. The Borrower shall also:
(i) provide written notice to the Administrative Agent within forty five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower and within ninety (90) days after the end of each Fiscal Year of the Borrower, of any interest (including but not limited to any fee simple or leasehold interest) in any real property (including the name of any landlord (other than a retail store landlord) and the address of any such real property and whether such location will have or could reasonably be expected to have at any time Inventory and Equipment (excluding leasehold improvements) of the Credit Parties having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000)) not previously disclosed on Schedule 6.9 hereto or previously disclosed in writing by the Borrower to the Administrative Agent pursuant to this Section 5.19, and upon the Administrative Agent’s receipt of such written notice from the Borrower, such interest in real property so disclosed in such written notice shall be deemed to be included on Schedule 6.9 hereto;
(ii) promptly notify the Administrative Agent of any change in the location of the office where any Company’s records pertaining to its Accounts are kept; and
(iii) promptly notify the Administrative Agent any change in the location of any Company’s chief executive office.
In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral. The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.
Section 5.20. Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.
(a) Guaranties and Security Documents. Each Domestic Subsidiary (that is not a Dormant Subsidiary) created, acquired or held subsequent to the Closing Date (including as a result of a Division, with respect to each applicable Division Successor), shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder) such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent. With respect to a Subsidiary that has been classified as a Dormant

Subsidiary, at such time that such Subsidiary no longer meets the requirements of a Dormant Subsidiary, the Borrower shall provide to the Administrative Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents referenced in the foregoing sentence.
(b) Pledge of Stock or Other Ownership Interest. With respect to the creation or acquisition of a Domestic Subsidiary or first tier Foreign Subsidiary of the Borrower or a Domestic Subsidiary (including as a result of a Division, with respect to each applicable Division Successor), the Borrower shall deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and executed by the appropriate Credit Party; provided that no such pledge shall include (i) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, (ii) shares of voting capital stock or other voting equity interests in any first tier Foreign Subsidiary in excess of sixty five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first tier Foreign Subsidiary and (iii) shares of capital stock or other equity interests of any first tier Foreign Subsidiary that is a Dormant Subsidiary; provided, that with respect to a first tier Foreign Subsidiary that has been classified as a Dormant Subsidiary, at such time that such first tier Foreign Subsidiary no longer meets the requirements of a Dormant Subsidiary, the Borrower shall provide to the Administrative Agent prompt written notice thereof, and, subject to Section 5.20(b)(ii) above, shall provide, with respect to such first tier Foreign Subsidiary, share certificates (or other evidence of equity) and a Pledge Agreement as referenced in the foregoing sentence.
(c) Perfection or Registration of Interest in Foreign Shares. With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent shall at all times, in the discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction. Such perfection may include the requirement that the applicable Company promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof. Notwithstanding the foregoing, if the Administrative Agent, in its reasonable discretion, after consultation with the Borrower, determines that the cost of perfecting in a foreign jurisdiction, the security interest of the Administrative Agent, for the benefit of the Lenders, in the Pledged Securities relating to any Foreign Subsidiary, (i) is impractical or cost prohibitive or (ii) the benefits obtained by such action are outweighed by the burdens of obtaining the same, then the Administrative Agent may agree to forego (until such time as the

Administrative Agent determines it is practical to so perfect such interest) the foreign perfection of such security interest.
Section 5.21. Collateral. Each Credit Party shall:
(a) at all reasonable times and, except after the occurrence and during the continuance of an Event of Default, upon reasonable notice, allow the Administrative Agent and the Lenders by or through any of the Administrative Agent’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party, (ii) arrange for verification of such Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect such Credit Party’s Inventory and Equipment, wherever located;
(b) promptly furnish to the Administrative Agent or any Lender upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of such Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Administrative Agent or such Lender may request;
(c) promptly notify the Administrative Agent in writing upon the acquisition or creation of any Account (other than any tax refund), in excess of One Million Dollars ($1,000,000) with respect to which the Account Debtor is the United States or any other Governmental Authority, or any business that is located in a foreign country;
(d) promptly notify the Administrative Agent in writing upon the acquisition or creation by any Credit Party of a Deposit Account or Securities Account not listed on the notice provided to the Administrative Agent pursuant to Section 6.19 hereof, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account, provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by the Administrative Agent or the Required Lenders; provided that a Control Agreement shall not be required for a Deposit Account or Securities Account (i) that constitutes Excluded Collateral, (ii) so long as no Event of Default has occurred and is continuing, that is a retail store Deposit Account provided that the aggregate amount maintained in all such retail store Deposit Accounts does not exceed Five Million Dollars ($5,000,000) for any two consecutive Business Days during the ninety (90) day period immediately preceding such time of determination, or (iii) that is a disbursement account that automatically has a zero balance at the end of each day;
(e) subject to Section 4.3(c), with respect to any Equipment or Inventory of a Credit Party located at a location of a third party (other than another Credit Party), use commercially reasonable efforts to cause to be executed any Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver, Consignee’s Waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders; provided that a Credit Party shall not be required to deliver a Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver,

Consignee’s Waiver or similar document for any Equipment or Inventory located at such location to the extent that the aggregate value of all Equipment (excluding leasehold improvements) and Inventory of all Companies maintained at such location does not exceed Five Hundred Thousand Dollars ($500,000);
(f) promptly notify the Administrative Agent and the Lenders in writing of any information that such Credit Party has or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;
(g) maintain such Credit Party’s Equipment used in its business in good operating condition and repair, ordinary wear and tear and obsolescence excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;
(h) deliver to the Administrative Agent, to hold as security for the Secured Obligations all certificated Investment Property owned by such Credit Party, to the extent not otherwise excluded from such requirements hereunder, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, to the extent not otherwise excluded from such requirements hereunder, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent;
(i) provide to the Administrative Agent, when each Compliance Certificate is due (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by such Credit Party since delivery of the last Compliance Certificate, and provide for the execution of an appropriate Intellectual Property Security Agreement; and
(j) upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral.
Each Credit Party hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral. Such U.C.C. Financing Statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired. If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of any Credit Party with an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), such Credit Party shall, upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon. Each Credit Party hereby authorizes the Administrative Agent or the Administrative Agent’s designated agent (but without obligation by the Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Borrower shall promptly repay, reimburse, and indemnify the Administrative Agent and the Lenders for any and all Related Expenses. If any Credit Party fails to keep and maintain its Equipment (other than Equipment that is obsolete or no longer useful in such Credit Party’s business) in good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall not be required to) so maintain or repair all or any part of such Credit Party’s Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Company located at the Administrative Agent or ~~the~~draw Revolving Loans.
Section 5.22. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral. Except as notice therefor is otherwise provided for herein or in any Security Document, the Borrower shall provide the Administrative Agent with prompt written notice with respect to any personal property constituting Collateral (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business) acquired by any Credit Party subsequent to the Closing Date. In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first Lien on any personal property of the Borrower and each Guarantor of Payment constituting Collateral (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first priority Lien. The Borrower agrees that, within twenty (20) days after the date of such written request, to secure all of the Secured Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements and pledge agreements with respect to any of the Credit Parties and relating to the Collateral. In addition, the Borrower agrees that, within thirty (30) days after the date of such written request, it will use commercially reasonable efforts to deliver to the Administrative Agent such documents, instruments or agreements or such thereof as the Administrative Agent may require with respect to any of the Credit Parties and relating to perfection of the security interest of the Administrative Agent in the Collateral. The Borrower shall pay all recordation, legal and other expenses in connection therewith.
Section 5.23. Restrictive Agreements. Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non assignment provisions in license agreements, leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in license agreements, security agreements securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such license agreement, security agreement, mortgage or lease.
Section 5.24. Other Covenants and Provisions. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants, representations and agreements contained therein shall be more restrictive than the covenants, representations and agreements set forth herein, then the Companies shall immediately be bound hereunder (without further action) by such more restrictive covenants, representations and agreements with the same force and effect as if such covenants, representations and agreements were written herein for as long as such more restrictive provisions are applicable to such Company with respect to such Material Indebtedness Agreement. In addition to the foregoing, the Borrower shall provide prompt written notice to the Administrative Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive provisions, and shall, within fifteen (15) days thereafter (if requested by the Administrative Agent), execute and deliver to the Administrative Agent an amendment to this Agreement that incorporates such more restrictive provisions for as long as such more restrictive provisions are applicable to such Company with respect to such Material Indebtedness Agreement, with such amendment to be in form and substance satisfactory to the Administrative Agent.
Section 5.25. Guaranty Under Material Indebtedness Agreement. No Company (other than the Borrower) shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.
Section 5.26. Amendment of Organizational Documents. Without the prior written consent of the Administrative Agent, no Company shall (a) amend its Organizational Documents in any manner adverse to the Lenders, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization, or its form of organization.
Section 5.27. Fiscal Year of Borrower. The Borrower shall not change the date of its Fiscal Year ends listed on Schedule 5.3 hereto without the prior written consent of the Administrative Agent.

Section 5.28. Further Assurances. The Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re record, file, re file, register and re register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
Section 5.29. Contributions to the Sleep Number Executive Investment Plan Trust. The Borrower will not, and will not permit any Subsidiary to, make any contribution or other deposit of cash or other property to the Sleep Number Executive Investment Plan Trust other than the deposit of actual deferrals of compensation made by or on behalf of employees of the Borrower and the Subsidiaries who are participants in the Sleep Number Executive Investment Plan, pursuant to the terms of the Sleep Number Executive Investment Plan.
Section 5.30. Compliance with Laws. The Borrower will, and will cause each Company to, (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (ii) perform its obligations under material agreements to which it is a party, in each case under clause (i) and (ii) above to the extent a failure to do so would reasonably be expected to have a Material Adverse Effect.
Article VI
REPRESENTATIONS AND WARRANTIES
Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing, and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions as of the Closing Date where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of the Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, its tax identification number, the location of its chief executive office and its principal place of business. Except as set forth on Schedule 6.1 hereto, as of the Closing Date the Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries.
Section 6.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan

Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except to the extent that enforcement thereof may be limited by an applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity. The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.
Section 6.3. Compliance with Laws and Contracts. Each Company:
(a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;
(b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;
(c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect; and
(d) is in compliance, in all material respects, with the Patriot Act.
Section 6.4. Litigation and Administrative Proceedings. Except as disclosed in writing to the Administrative Agent, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal that could reasonably be expected to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect not fully covered by insurance and which is likely to result in any material adverse change in the Borrower’s or any Subsidiary’s business, operations, properties or assets or its condition, financial or otherwise.

Section 6.5. Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof. As of the Closing Date, the Companies own the real estate listed on Schedule 6.5 hereto.
Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company, except for any such U.C.C. Financing Statement as to which the referenced secured party has provided written authorization to be terminated; (b) there is and will be no mortgage or charge outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind. The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against collateral of the corresponding type as authorized hereunder, will have a valid and enforceable first Lien on the collateral securing the Obligations (other than (x) with respect to Commercial Tort Claims, (y) as otherwise specifically provided pursuant to Section 5.9 hereof and (z) as enforceability may be limited by Section 9-408 of the UCC with respect to commercially available software license agreements or certain other general intangibles subject to such Section 9-408). No Company has entered into any contract or agreement (other than (a) a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets, (b) customary software license agreements that prohibit Liens on such agreement or the assets subject thereto or (c) other leases, licenses and other agreements (i) entered into in the ordinary course of business, (ii) with respect to which (x) the value of the assets subject thereto, (y) the consideration payable by the applicable Company thereunder, and/or (z) the value of the benefits to be received by the applicable Company in connection therewith, does not in the aggregate exceed $5,000,000 and (iii) that contain a customary provision prohibiting Liens on such lease, license or other agreement or the assets subject thereto; provided, that with respect to the foregoing clauses (a)-(c), such prohibition is limited to the relevant lease, license, contract or other agreement and/or the assets subject thereto, as the case may be; provided, further, that with respect to the foregoing clause (c), the applicable Company shall negotiate diligently in good faith prior to entering into any such lease, license or other agreement to remove any prohibition on Liens on such lease, license or other agreement or the assets subject thereto) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.
Section 6.7. Tax Returns. All federal, state, provincial and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current Fiscal Year.
Section 6.8. Environmental Laws. Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company. As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.
Section 6.9. Locations. Schedule 6.9 sets forth, as of the Closing Date, (x) the address of each location (including third party locations) where assets of the Companies exceed Five Hundred Thousand Dollars ($500,000) and (y) each Company’s chief executive office.  Schedule 6.9 hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Companies, (b) is leased by a Company from a third party or (c) is the location of a bailee, processor or consignee of a Company, and, in the case of the foregoing clauses (b) and (c), if a Landlord’s Waiver, Bailee’s Waiver, Processor’s Waiver or Consignee’s Waiver has been requested.
Section 6.10. Continued Business. There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.
Section 6.11. Employee Benefits Plans. Schedule 6.11 hereto identifies each ERISA Plan as of the Closing Date. No ERISA Event has occurred with respect to an ERISA Plan that could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, (a) full payment has been made of all amounts that each Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan; (b) the liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements, and (c) no changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), except as could not reasonably be expected to have a Material Adverse Effect, (i) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion letter from the Internal Revenue Service, unless the ERISA Plan was first adopted at a time for which the above described “remedial amendment period” has not yet expired and subject to changes the Internal Revenue Service makes to the determination letter process; (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b); and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”, as amended) does not exceed the fair market value of Pension Plan assets by an amount that would reasonably be expected to have a Material Adverse Effect. The Borrower represents that, as of the date hereof and throughout the term of this Agreement, no Credit Party is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
Section 6.12. Consents or Approvals. No consent, approval or authorization of, or filing (other than any filing or recording necessary to perfect any Lien granted to the Lenders hereunder) registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.
Section 6.13. Solvency. The Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrower be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder. The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Each Company is Solvent.
Section 6.14. Financial Statements. The audited Consolidated financial statements of the Borrower for the Fiscal Year ended December 31, 2016, and the unaudited Consolidated financial statements of the Borrower for the Quarterly Reporting Period ended September 30, 2017, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or, except as required by GAAP, any change in any Company’s accounting procedures.
Section 6.15. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.
Section 6.16. Material Agreements. Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subparts (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.
Section 6.17. Intellectual Property. Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known material infringement of valid rights of others to any of the foregoing. Schedule 6.17 hereto sets forth all patents, trademarks, copyrights and service marks owned by each Company which are federally registered as of the Closing Date and all material license agreements of any the foregoing by any Company to another party, as of the Closing Date.
Section 6.18. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies. Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19. Deposit Accounts and Securities Accounts. The Borrower has provided to the Administrative Agent a list of all banks, other financial institutions and Securities Intermediaries at which any Credit Party maintains Deposit Accounts or Securities Accounts as of the Closing Date, which list correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
Section 6.20. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.
Section 6.21. Investment Company; Other Restrictions. No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.
Section 6.22. Defaults. No Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof.
Section 6.23. Anti-Corruption Laws; Sanctions. Each of the Companies and its respective officers and employees, and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, except where the failure to be in compliance would not have a Material Adverse Effect. The Borrower has implemented and maintains in effect for itself, and the other Companies policies and procedures designed to promote compliance by the Borrower, and the other Companies, and their respective officers, employees, directors, and agents, with Anti-Corruption Laws and applicable Sanctions. None of the Companies, or to the knowledge of the Borrower, any directors, officer, employee, agent, or affiliate of a Company is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (as of the date hereof, Crimea, Cuba, Iran, North Korea and Syria).
Section 6.24. Anti-Money Laundering Compliance. The Borrower shall, and shall cause each other Company to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with anti-money laundering laws and regulations.
Section 6.25. EEA Financial Institution. No Credit Party is an EEA Financial Institution.
Article VII

SECURITY
Section 7.1. Security Interest in Collateral. In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral.
Section 7.2. Collections and Receipt of Proceeds by Borrower.
(a) Prior to the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, both (i) the lawful collection and enforcement of all of the Borrower’s Accounts, and (ii) the lawful receipt and retention by the Borrower of all Proceeds of all of the Borrower’s Accounts and Inventory shall be as the agent of the Administrative Agent and the Lenders.
(b) Upon written notice to the Borrower from the Administrative Agent after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by the Borrower at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Borrower’s Accounts and such Proceeds of the Borrower’s Accounts and Inventory shall be remitted daily by the Borrower to the Administrative Agent in the form in which they are received by the Borrower, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to the Borrower from the Administrative Agent, the Borrower shall not commingle such collections or Proceeds with any of the Borrower’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders. In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Loans, or (ii) any other Secured Obligations in accordance with this Agreement. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by the Borrower with the Administrative Agent or with any other Lender, and, in any event, retain the same and the Borrower’s interest therein as additional security for the Secured Obligations. The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the Borrower for use in the Borrower’s business. The balance in the Cash Collateral Account may be withdrawn by the Borrower upon termination of this Agreement and payment in full of all of the Secured Obligations (other than unasserted contingent indemnity obligations).
(c) After the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s written request, the Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location acceptable to the

Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.
(d) The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney in fact for the Borrower with authority and power to endorse, after the occurrence and during the continuance of an Event of Default, any and all instruments, documents, and chattel paper upon the failure of the Borrower to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations (other than unasserted contingent indemnity obligations) are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon the Borrower by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or the Borrower. The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.
Section 7.3. Collections and Receipt of Proceeds by Administrative Agent. The Borrower hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as the Borrower’s attorney in fact to exercise, at any time, after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations (other than unasserted contingent indemnity obligations):
(a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or the Borrower, any and all of the Borrower’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;
(b) to transmit to Account Debtors, on any or all of the Borrower’s Accounts, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Accounts and the amounts owing thereon;
(c) to transmit to purchasers of any or all of the Borrower’s Inventory (other than with respect to individual consumers), notice of the Administrative Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Inventory and the amounts owing thereon by such purchasers;

(d) to notify and require Account Debtors on the Borrower’s Accounts and purchasers of the Borrower’s Inventory on credit granted by the Borrower to make payment of their obligations to the Borrower directly to the Administrative Agent;
(e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as the Administrative Agent, in its sole discretion, may deem to be advisable;
(f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or the Borrower, and to withdraw any such suit or other proceeding. The Borrower agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account. The Borrower agrees to reimburse the Administrative Agent in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent in connection with the foregoing, which obligation of the Borrower shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;
(g) to take or bring, in the name of the Administrative Agent or the Borrower, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and
(h) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into the Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.
Section 7.4. Administrative Agent’s Authority Under Pledged Notes. For the better protection of the Administrative Agent and the Lenders hereunder, the Borrower has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will promptly deposit, but in any event within 30 days after the date of receipt thereof) such Pledged Note with the Administrative Agent, for the benefit of the Lenders. The Borrower irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to, after the occurrence and during the continuance of an Event of Default, (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse the Borrower’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the

Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.
Section 7.5. Commercial Tort Claims. The Borrower has provided to the Administrative Agent a list of all Commercial Tort Claims of the Companies in existence as of the Closing Date. If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall, no later than the date the next Compliance Certificate is due, notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.
Section 7.6. Use of Inventory and Equipment. Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, the Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on the Borrower’s business.
Article VIII
EVENTS OF DEFAULT
Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):
Section 8.1. Payments. If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three Business Days thereafter, or (b) the principal of any Loan, any reimbursement obligation under any Letter of Credit that has been drawn, or any amount owing pursuant to Section 2.11(a) or (b) hereof shall not be paid in full when due and payable.
Section 8.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.3, 5.5 (with respect to the Borrower) 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.18, 5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, 5.27, 5.28 or 5.30 hereof.
Section 8.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof) contained or referred to in this Agreement or any other Related Writing that is on such

Company’s part to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.
Section 8.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous.
Section 8.5. Cross Default. If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.
Section 8.6. ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Lenders determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.
Section 8.7. Change in Control. If any Change in Control shall occur.
Section 8.8. Judgments. There is entered against any Company a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed Ten Million Dollars ($10,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider).
Section 8.9. Security. If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.
Section 8.10. Validity of Loan Documents. If (a) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby.
Section 8.11. Solvency. If any Company (other than a Dormant Subsidiary) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (k) have assets, the value of which is less than its liabilities; or (l) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.
Article IX
REMEDIES UPON DEFAULT
Notwithstanding any contrary provision or inference herein or elsewhere:
Section 9.1. Optional Defaults. If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrower to:

(a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Issuing Lender to issue any Letter of Credit, immediately shall be terminated; and/or
(b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.
Section 9.2. Automatic Defaults. If any Event of Default referred to in Section 8.11 hereof shall occur:
(a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Issuing Lender be obligated to issue any Letter of Credit; and
(b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.
Section 9.3. Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit, cash in Dollars equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. The Administrative Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Lenders for any then outstanding Letters of Credit.
Section 9.4. Offsets.
(a) If there shall occur or exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.
(b) Notwithstanding anything in this Agreement to the contrary, if a Lender acts as a Securities Intermediary or a depository institution for a Credit Party, and the applicable Securities Accounts or Deposit Accounts of such Credit Party with such Lender (or an affiliate of a Lender) are not subject to a Control Agreement, then such Lender agrees that such accounts are subject to the Lien of the Administrative Agent (to the extent granted pursuant to the Security Documents) and it will not set off against or appropriate toward the payment of, any Indebtedness owing to such Lender that does not constitute Obligations (other than Customary Setoffs with respect to such Deposit Accounts or Securities Accounts).
Section 9.5. Equalization Provisions. Each Lender agrees with the other Lenders that, if it at any time shall obtain any Advantage over the other Lenders, or any thereof, in respect of the Obligations (except as to Swing Loans and Letters of Credit prior to the Administrative Agent’s giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify such Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving such Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving such Advantage is required to pay interest on such Advantage to the Person recovering such Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that (a) if it at any time shall receive any payment for or on behalf of the Borrower (or through any Guarantor of Payment) on any Indebtedness owing by the Borrower pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross action, by the enforcement of any right under any Loan Document, or otherwise), or (b) if any Lender (or affiliate of a Lender) (i) maintains Deposit Accounts or Securities Accounts of the Borrower or any Domestic Subsidiary, and (ii) exercises a right of offset or takes other action against such Deposit Accounts or Securities Accounts; then such Lender will apply such payment (other than Customary Setoffs with respect to the Deposit Accounts or Securities Accounts referenced in subpart (b) above) first to any and all Obligations owing by the Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 9.5 may exercise all of its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
Section 9.6. Collateral. The Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may require the Borrower to assemble the collateral securing the Obligations, which the Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent. The Administrative Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where such collateral, or any thereof, may be found and to take possession thereof (including anything found in or on such collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of such collateral) and for that purpose may pursue such collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower. After any delivery or taking of possession of the collateral securing the Obligations, or any thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of such collateral at any time, or from time to time. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. No prior notice need be given to the Borrower or to any other Person in the case of any sale of such collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrower not fewer than ten days’ prior notice of either the time and place of any public sale of such collateral or of the time after which any private sale or other intended disposition thereof is to be made. The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Administrative Agent or the Lenders may purchase such collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency. In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of the Borrower or any collateral securing the Obligations, the cost of which shall be paid by the Borrower.
Section 9.7. Other Remedies. The remedies in this Article IX are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement. In addition, the Administrative Agent shall be entitled to exercise remedies, pursuant to the Loan Documents, against collateral securing the Secured Obligations, on behalf of any Affiliate of a Lender that holds Secured Obligations, and no Affiliate of a Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.
Section 9.8. Application of Proceeds.

(a) Payments Prior to Exercise of Remedies. Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent in connection with the Revolving Credit Commitment shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, to the Loans and Letters of Credit, as appropriate; provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrower first to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 hereof and to the payment of Related Expenses.
(b) Payments Subsequent to Exercise of Remedies. After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:
(i) first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 hereof and to the payment of Related Expenses to the Administrative Agent;
(ii) second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Administrative Agent, (C) any fees then accrued and payable to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders under this Agreement that are then accrued and payable, and (E) to the extent not paid by the Borrower, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.5 and 11.6 hereof;
(iii) third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subpart (iii);
(iv) fourth, to any remaining Secured Obligations (other than unasserted contingent indemnity obligations); and

(v) finally, any remaining surplus after all of the Secured Obligations (other than unasserted contingent indemnity obligations) have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.
Each Lender hereby agrees to promptly provide all information reasonably requested by the Administrative Agent regarding any Bank Product Obligations owing to such Lender (or affiliate of such Lender) or any Hedge Agreement entered into by a Company with such Lender (or affiliate of such Lender), and each such Lender, on behalf of itself and any of its affiliates, hereby agrees to promptly provide notice to the Administrative Agent upon such Lender (or any of its affiliates) entering into any such Hedge Agreement or cash management services agreement.
Article X
THE ADMINISTRATIVE AGENT
KeyBank National Association acted as administrative agent under the Existing Credit Agreement. Pursuant to Section 11.23 hereof, KeyBank National Association has resigned as administrative agent and U.S. Bank has agreed to act as administrative agent. The Lenders authorize U.S. Bank and U.S. Bank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:
Section 10.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final non appealable judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any other Company, or the financial condition of the Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 10.2. ERISA Matters. Each Lender as of the date hereof represents and warrants as of the date hereof to the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Credit Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
Section 10.3. Consultation With Counsel. The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.
Section 10.4. Documents. The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.
Section 10.5. Administrative Agent and Affiliates. U.S. Bank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though U.S. Bank were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, U.S. Bank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders. With respect to Loans and Letters of Credit (if any), U.S. Bank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though U.S. Bank were not the Administrative Agent, and the terms “Lender” and “Lenders” include U.S. Bank and its affiliates, to the extent applicable, in their individual capacities.
Section 10.6. Knowledge or Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.
Section 10.7. Action by Administrative Agent. Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.
Section 10.8. Release of Collateral or Guarantor of Payment. In the event of a merger, transfer of assets or other transaction permitted pursuant to Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) where the proceeds of such merger, transfer or other transaction are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger, consolidation, dissolution or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrower, is hereby authorized by the Lenders to (a) release the relevant Collateral (and any other collateral securing the Obligations) from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral (and any other collateral securing the Obligations) as is then (or has been) so transferred or released and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.
Section 10.9. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct, as determined by a final and non appealable judgment of a court of competent jurisdiction.
Section 10.10. Indemnification of Administrative Agent. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final and non appealable judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement or any other Loan Document. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10. The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.
Section 10.11. Successor Administrative Agent. The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of the Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. If no successor agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Administrative Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement. After any retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.
Section 10.12. Issuing Lender. The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the

Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.
Section 10.13. Swing Line Lender. The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans. The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Administrative Agent”, as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.
Section 10.14. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 10.15. No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.
Section 10.16. Other Agents. The Administrative Agent shall have the continuing right, in consultation with the Borrower, from time to time to designate one or more Lenders (or its or their affiliates) as “syndication agent”, “co syndication agent”, “documentation agent”, “co documentation agent”, “book runner”, “lead arranger”, “joint lead arranger”, “arrangers” or other designations for purposes hereof. Any such designation referenced in the previous sentence or listed on the cover of this Agreement shall have no substantive effect, and any such Lender and its affiliates so referenced or listed shall have no additional powers, duties, responsibilities or liabilities as a result thereof, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the Issuing Lender hereunder.
Article XI
MISCELLANEOUS
Section 11.1. Lenders’ Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.
Section 11.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3. Amendments, Waivers and Consents.
(a) General Rule. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b) Exceptions to the General Rule. Notwithstanding the provisions of subsection (a) of this Section 11.3:
(i) Consent of Affected Lenders Required. No amendment, modification, waiver or consent shall (A) extend or increase the Commitment of any Lender without the written consent of such Lender, (B) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or Letter of Credit reimbursement obligations or commitment fees payable hereunder without the written consent of each Lender directly affected thereby, (C) reduce the principal amount of any Loan, the stated rate of interest thereon (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3) or the stated rate of commitment fees payable hereunder, without the consent of each Lender directly affected thereby, (D) change the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, without the consent of each Lender directly affected thereby, (E) without the unanimous consent of the Lenders, change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (F) without the unanimous consent of the Lenders, release the Borrower or any Guarantor of Payment or of any material amount of collateral securing the Secured Obligations, except in connection with a transaction specifically permitted hereunder as provided in Section 10.8 hereof, or (G) without the unanimous consent of the Lenders, amend the definition of “Agreed Currency”, this Section 11.3, or Section 2.13, 9.5 or 9.8 hereof.
(ii) Provisions Relating to Special Rights and Duties. No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. The Administrative Agent Fee Letter may be amended or modified by the Administrative Agent and the Borrower without the consent of any other Lender. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.
(iii) Technical and Conforming Modifications. Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (A) if such modifications are not adverse to the Lenders and are requested by Governmental Authorities, (B) to cure any ambiguity, defect or inconsistency, or (C) to the extent necessary to integrate any increase in the Commitment or new Loans pursuant to Section 2.9(b) hereof.

(c) Replacement of Non Consenting Lender. If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all Lenders is required, but only the consent of Required Lenders is obtained, (any Lender withholding consent as described in this subsection (c) being referred to as a “Non Consenting Lender”), then, so long as the Administrative Agent is not the Non Consenting Lender, the Administrative Agent may (and shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Non Consenting Lender and the Borrower, require such Non Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to the Administrative Agent and the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).
(d) Generally. Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders. Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.
Section 11.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and:
(a) if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement;
(b) if to the Administrative Agent, mailed or delivered to it at U.S. Bank National Association, 800 Nicollet Mall, BC-MN-H03L, Minneapolis, MN  55402, Attention: Beth Correll, Agent Deal Administrator, Facsimile: 612-303-3851, Email: elizabeth.correll@usbank.com with a copy to U.S. Bank National Association, 800 Nicollet Mall, BC-MN-H03N, Minneapolis, MN  55402, Attention: Tim Landro, Vice President and Portfolio Manager, Facsimile: 612-303-2265, Email: timothy.landro@usbank.com;
(c) if to U.S. Bank National Association, in its capacity as Issuing Lender, mailed or delivered to it at U.S. Bank National Association, 800 Nicollet Mall, BC-MN-H03L, Minneapolis, MN  55402, Attention: Julie M. Seaton, International Banking Officer, Facsimile: 612.303.5226, Email: julie.seaton@usbank.com;
(d) if to a Lender, mailed or delivered to it at its address (or facsimile number) set forth in its Administrative Questionnaire;

or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.
All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received. For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.
Section 11.5. Costs, Expenses and Documentary Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out of pocket expenses, including but not limited to attorneys’ fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) out-of-pocket expenses of the Administrative Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring, workout or enforcement of the Obligations, this Agreement or any other Related Writing. In addition, the Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees. All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.
Section 11.6. Indemnification. The Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document (including the execution of any Loan Document using an electronic signature platform not provided by the Administrative Agent) or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor the Administrative Agent or any other party shall have the right to be indemnified under this Section 11.6 for (a) its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, (b) such party’s material breach of its obligations under this Agreement or any other Loan Document or Related Writing or (c) disputes solely among such parties not arising from or in connection with any action or omission of any Company or any of their Affiliates. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.
Section 11.7. Obligations Several; No Advisory or Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between the Borrower and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, any arranger and any book runner and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, any arranger and any book runner and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, any arranger and any book runner and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any arranger and any book runner nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, any arranger and any book runner and each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any arranger and any book runner nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any arranger and any book runner and each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.8. Execution in Counterparts; Electronic Execution of Assignments; Electronic Records.
(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
(b) The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
(c) The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.
Section 11.9. Binding Effect; Borrower’s Assignment. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and all of the Lenders.
Section 11.10. Lender Assignments.
(a) Assignments of Commitments. Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Defaulting Lender), without recourse, all or a percentage of all of the following: (i) such Lender’s Commitment, (ii) all Loans made by that Lender, (iii) such Lender’s Notes, and (iv) such Lender’s interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b) or (c) or Section 9.5 hereof.

(b) Prior Consent. No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Borrower and the Administrative Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly owned by a Lender or is wholly owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of the Borrower and the Administrative Agent shall not be unreasonably withheld; provided that (i) the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist and (ii) the Borrower shall be deemed to have granted its consent unless the Borrower has expressly objected to such assignment within three Business Days after notice thereof. Anything herein to the contrary notwithstanding, any Lender may at any time make a pledge or collateral assignment of all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, as applicable, provided that no such pledge or assignment shall release such assigning Lender from its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.
(c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor’s Commitment or 2020 Term Loans, as applicable, and interest herein, or the entire amount of the assignor’s Commitment or 2020 Term Loans, as applicable, and interest herein.
(d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).
(e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Administrative Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Administrative Agent such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.
(f) Non U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W 8ECI, Form W 8IMY, Form W 8BEN, or Form W 8BEN E, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the

Administrative Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Administrative Agent and the Borrower) a new Form W 8ECI, Form W 8IMY, Form W 8BEN, or Form W 8BEN E, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
(g) Deliveries by Borrower. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, the Borrower shall execute and deliver (i) to the Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor’s Note or Notes, if any, being replaced shall be returned to the Borrower marked “replaced”.
(h) Effect of Assignment. Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.
(i) Administrative Agent to Maintain Register. Administrative Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
Section 11.11. Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a “Participant”) in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it); provided that:
(a) any such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;
(d) such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and
(e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant’s consent, take action of the type described as follows:
(i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or
(ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.
The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.
Section 11.12. Replacement of Affected Lenders. Each Lender agrees that, during the time in which any Lender is an Affected Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the Borrower (unless an Event of Default shall exist) and the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.6(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 11.13. Patriot Act Notice. Each Lender, and the Administrative Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act.
Section 11.14. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.
Section 11.15. Investment Purpose. Each of the Lenders represents and warrants to the Borrower that such Lender is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.
Section 11.16. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof (except with respect to any provisions of the Administrative Agent Fee Letter, that by their terms survive the termination thereof, in each case, which shall remain in full force and effect after the Closing Date).
Section 11.17. Limitations on Liability of the Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Issuing Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.
Section 11.18. General Limitation of Liability. No claim may be made by any Credit Party or any other Person against any Company, the Administrative Agent, the Issuing Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and the Issuing Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor and regardless of whether any Company, any Lender, Issuing Lender, or the Administrative Agent has been advised of the likelihood of such loss of damage.
Section 11.19. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.
Section 11.20. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.
Section 11.21. Governing Law; Submission to Jurisdiction.

(a) GOVERNING LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
(b) SUBMISSION TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR TO ENFORCE RIGHTS AND REMEDIES IN RESPECT OF COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ISSUING LENDER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
(c) WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
Section 11.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 11.23. Amendment and Restatement; Agency Transfer; New Lenders.
(a) The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.2, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (c) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s credit exposure and outstanding Loans hereunder reflects such Lender’s ratable share of the outstanding aggregate credit exposure on the Closing Date and (d) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 3.3 hereof.
(b) Each of the parties hereto agrees that, notwithstanding the requirements of Article X of this Agreement, effective as of the Closing Date, but subject to the satisfaction of the conditions precedent set forth in Section 4.2, (a) KeyBank National Association has resigned as Administrative Agent under this Agreement and the other Loan Documents, and (b) U.S. Bank is hereby appointed (and U.S. Bank accepts such appointment) as Administrative Agent under this Agreement and the other Loan Documents. KeyBank National Association is discharged from its duties and obligations under this Agreement and under the other Loan Documents as Administrative Agent; provided that, notwithstanding the effectiveness of such resignation, the provisions of Article X of this Agreement and similar provisions in the other Loan Documents shall continue in effect for KeyBank National Association in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent under the Existing Credit Agreement. U.S. Bank, acting as Administrative Agent, shall bear no responsibility for any actions taken or omitted to be taken by KeyBank National Association while it served as Administrative Agent under or in connection with the Existing Credit Agreement, and KeyBank National Association shall bear no responsibility for any actions taken or omitted to be taken by U.S. Bank acting as Administrative Agent on and after the Closing Date. The parties hereto agree that all Liens in favor of the Administrative Agent run in favor of U.S. Bank acting in such capacity upon the effectiveness hereof.
(c) By its execution hereof, each of the following is becoming a party to this Agreement as a Lender: Bank of America, N.A. and Fifth Third Bank (each a “New Lender”).  Each New Lender agrees that it constitutes a Lender under this Agreement and the other Loan Documents and shall be bound by the provisions of this Agreement and the other Loan Documents.  Each New Lender’s Revolving Credit Commitment appears in Schedule 1 hereto. Each New Lender acknowledges and agrees that it has received a copy of this Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender, which analysis and decision has been made independently of and without reliance upon the Administrative Agent or any other Lender.  Each New Lender confirms it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
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